                                                                     Exhibit 2.2

================================================================================

                            CONTRIBUTION AGREEMENT

                                 by and among

                             PURE RESOURCES, L.P.
                         a Texas limited partnership,

                            PURE RESOURCES I, INC.
                            a Delaware corporation,

                                  PK I, L.P.
                        a Delaware limited partnership,

                                  PK II, L.P.
                        a Delaware limited partnership,

                                 PK III, L.P.
                        a Delaware limited partnership,

                                  PK IV, L.P.
                        a Delaware limited partnership,

                          IP PETROLEUM COMPANY, INC.
                            a Delaware corporation,

                    INTERNATIONAL PAPER REALTY CORPORATION,
                            a Delaware corporation,

                      TRANSTATES PROPERTIES INCORPORATED,
                            a Delaware corporation,

                           SOUTHLAND ENERGY COMPANY
                             a Texas corporation,

                                      and

                              PURE PARTNERS, L.P.
                        a Delaware limited partnership

                         Dated as of January 29, 2001

================================================================================

                                                                     Exhibit 2.2

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND OTHER TERMS...........................................................................  2

SECTION 1.01    Definitions.....................................................................................  2
SECTION 1.02    Certain References..............................................................................  9
SECTION 1.03    Interpretation..................................................................................  9

ARTICLE II CONTRIBUTION TRANSACTIONS............................................................................  9

SECTION 2.01    The Partnership Agreement and Capital Contributions.............................................  9
SECTION 2.02    Assets.......................................................................................... 10
SECTION 2.03    Excluded Assets................................................................................. 10
SECTION 2.04    Transfer of Geophysical Data.................................................................... 11
SECTION 2.05    Allocated Value................................................................................. 11

ARTICLE III EFFECTIVE TIME...................................................................................... 12

Section 3.01    Ownership of Assets............................................................................. 12

ARTICLE IV TITLE MATTERS........................................................................................ 12

SECTION 4.01    Access.......................................................................................... 12
SECTION 4.02    Certain Title Definitions....................................................................... 12
SECTION 4.03    Title Defect Notices............................................................................ 15
SECTION 4.04    Remedies for Title Defects...................................................................... 16
SECTION 4.05    No Warranty of Title............................................................................ 16
SECTION 4.06    Limitation of Remedies for Title Defects........................................................ 16
SECTION 4.07    Preferential Rights to Purchase................................................................. 17
SECTION 4.08    Consents to Assign.............................................................................. 17

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE IPP PARTIES..................................................... 18

SECTION 5.01    Existence....................................................................................... 18
SECTION 5.02    Legal Power..................................................................................... 18
SECTION 5.03    Execution....................................................................................... 18
SECTION 5.04    Brokers......................................................................................... 18
SECTION 5.05    Bankruptcy...................................................................................... 18
SECTION 5.06    Suits........................................................................................... 19
SECTION 5.07    Royalties....................................................................................... 19
SECTION 5.08    Taxes........................................................................................... 19
SECTION 5.09    Title........................................................................................... 19
SECTION 5.10    Investment...................................................................................... 19
SECTION 5.11    Compliance with Laws............................................................................ 19
SECTION 5.12    Records......................................................................................... 19
SECTION 5.13    Basic Documents................................................................................. 20
SECTION 5.14    Commitments..................................................................................... 20
SECTION 5.15    Production Sales Contracts; Calls of Production................................................. 20
SECTION 5.16    Reserve Report Information...................................................................... 21
SECTION 5.17    Area of Mutual Interest Agreements.............................................................. 21

                                                                     Exhibit 2.2

SECTION 5.18    No Oral Contracts............................................................................... 21
SECTION 5.19    Exempt Assets................................................................................... 21
SECTION 5.20    Plugging Obligations............................................................................ 21
SECTION 5.21    Operations after Effective Time................................................................. 21
SECTION 5.22    Gas Balancing, Take or Pay, Allowables.......................................................... 21
SECTION 5.23    Tax Partnerships................................................................................ 22
SECTION 5.24    Payment of Expenses............................................................................. 22
SECTION 5.25    No Environmental Defects........................................................................ 22
SECTION 5.26    Preferential Purchase Rights.................................................................... 22

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PURE PARTIES................................................... 22

SECTION 6.01    Existence....................................................................................... 22
SECTION 6.02    Legal Power..................................................................................... 23
SECTION 6.03    Execution....................................................................................... 23
SECTION 6.04    Brokers......................................................................................... 23
SECTION 6.05    Bankruptcy...................................................................................... 23
SECTION 6.06    Suits........................................................................................... 23
SECTION 6.07    Qualifications.................................................................................. 23
SECTION 6.08    Funds........................................................................................... 24
SECTION 6.09    Hart-Scott-Rodino............................................................................... 24

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE PURE PARTIES AND THE PARTNERSHIP.............................. 24

SECTION 7.01    Existence....................................................................................... 24
SECTION 7.02    Legal Power..................................................................................... 24
SECTION 7.03    Execution....................................................................................... 24

ARTICLE VIII OPERATION OF THE ASSETS............................................................................ 25

SECTION 8.01    Operation of the Assets Prior to Closing........................................................ 25
SECTION 8.02    Operation of the Assets After Closing........................................................... 26
SECTION 8.03    Correction of Exhibits.......................................................................... 26

ARTICLE IX CONDITIONS TO OBLIGATIONS OF THE IPP PARTIES......................................................... 26

SECTION 9.01    Representations................................................................................. 26
SECTION 9.02    Performance..................................................................................... 26
SECTION 9.03    Pending Matters................................................................................. 27
SECTION 9.04    Capital Contributions........................................................................... 27
SECTION 9.05    Execution and Delivery of Closing Documents..................................................... 27
SECTION 9.06    Closing Under Purchase Agreement................................................................ 27
SECTION 9.07    Sugg Ranch Field Consent........................................................................ 27

ARTICLE X CONDITIONS TO OBLIGATIONS OF THE PURE PARTIES......................................................... 27

SECTION 10.01   Performance..................................................................................... 27
SECTION 10.02   Pending Matters................................................................................. 28
SECTION 10.03   Execution and Delivery of Closing Documents..................................................... 28
SECTION 10.04   Closing Under Purchase Agreement................................................................ 28

                                                                     Exhibit 2.2

SECTION 10.05   Material Adverse Change in Value................................................................ 28
SECTION 10.06   Sugg Ranch Field Consent........................................................................ 28
SECTION 10.07   Capital Contributions........................................................................... 28
SECTION 10.08   IP Guaranty..................................................................................... 28

ARTICLE XI CLOSING.............................................................................................. 29

SECTION 11.01   Time and Place of Closing....................................................................... 29
SECTION 11.02   Intentionally Omitted........................................................................... 29
SECTION 11.03   Adjustments to Contribution Value at Closing.................................................... 29
SECTION 11.04   Pre-Closing Allocations/Statement............................................................... 30
SECTION 11.05   Post-Closing Adjustments to Contribution Value.................................................. 31
SECTION 11.06   Ad Valorem and Similar Taxes.................................................................... 32
SECTION 11.07   Actions of the IPP Parties at Closing........................................................... 32
SECTION 11.08   Actions of the Pure Parties and Pure at Closing................................................. 33
SECTION 11.09   Actions of Partnership at Closing............................................................... 33
SECTION 11.10   Further Cooperation............................................................................. 34
SECTION 11.11   Confidentiality Agreement....................................................................... 35
SECTION 11.12   Employee Matters................................................................................ 35

ARTICLE XII TERMINATION......................................................................................... 38

SECTION 12.01   Right of Termination............................................................................ 38
SECTION 12.02   Effect of Termination........................................................................... 38
SECTION 12.03   Attorney Fees, Etc.............................................................................. 38

ARTICLE XIII ASSUMPTION AND INDEMNIFICATION..................................................................... 39

SECTION 13.01   Retained Obligations............................................................................ 39
SECTION 13.02   Assumption...................................................................................... 40
SECTION 13.03   Pure Parties' Indemnification................................................................... 40
SECTION 13.04   IPP Parties' Indemnification.................................................................... 41
SECTION 13.05   Indemnification Procedure....................................................................... 41
SECTION 13.06   Survival........................................................................................ 43
SECTION 13.07   Limitations on Liabilities...................................................................... 43
SECTION 13.08   Exclusive Remedy................................................................................ 44
SECTION 13.09   No Punitives.................................................................................... 44

ARTICLE XIV LIMITATIONS ON REPRESENTATIONS AND WARRANTIES....................................................... 45

SECTION 14.01   Disclaimers of Representations and Warranties................................................... 45
SECTION 14.02   Casualty Loss................................................................................... 46

ARTICLE XV DISPUTE RESOLUTION................................................................................... 46

SECTION 15.01   General......................................................................................... 46
SECTION 15.02   Senior Management............................................................................... 47
SECTION 15.03   Independent Expert.............................................................................. 47
SECTION 15.04   Binding Arbitration............................................................................. 48

ARTICLE XVI MISCELLANEOUS....................................................................................... 49

                                                                     Exhibit 2.2

SECTION 16.01   Names........................................................................................... 49
SECTION 16.02   Taxes and Expenses.............................................................................. 49
SECTION 16.03   Independent Investigation....................................................................... 49
SECTION 16.04   Document Retention.............................................................................. 50
SECTION 16.05   Entire Agreement................................................................................ 50
SECTION 16.06   Waiver.......................................................................................... 50
SECTION 16.07   Publicity....................................................................................... 50
SECTION 16.08   Construction.................................................................................... 50
SECTION 16.09   No Third Party Beneficiaries.................................................................... 51
SECTION 16.10   Assignment...................................................................................... 51
SECTION 16.11   Governing Law................................................................................... 51
SECTION 16.12   Obligations of Pure............................................................................. 51
SECTION 16.13   Joint and Several Obligations of the Partnership and the Pure Parties........................... 51
SECTION 16.14   Notices......................................................................................... 51
SECTION 16.15   Severability.................................................................................... 52
SECTION 16.16   Time of the Essence............................................................................. 52
SECTION 16.17   Authority of IPP................................................................................ 52
SECTION 16.18   Counterpart Execution........................................................................... 52

                                                                     Exhibit 2.2

                    LIST OF ANNEXES, EXHIBITS AND SCHEDULES

ANNEXES

Annex I - Amended and Restated Agreement of Limited Partnership
Annex II - Senior Note Agreement
Annex III - Purchase and Sale Agreement

EXHIBITS

Exhibit A - Properties
Exhibit B - Allocated Values
Exhibit C - Assignment, Conveyance and Bill of Sale
Exhibit D - Transition Services Agreement
Exhibit E - Severance Plan
Exhibit F - Excluded Properties

SCHEDULES

Schedule 1.01(i) - IPP Parties Personnel
Schedule 1.01(ii) - Pure Parties Personnel
Schedule 2.04 - List of Geophysical Data
Schedule 4.08 - Consents
Schedule 5.06 - Litigation
Schedule 5.13 - Basic Documents
Schedule 5.14 - Commitments
Schedule 5.15 - Scheduled Production Sales Contracts
Schedule 5.17 - Area of Mutual Interest Agreements
Schedule 5.18 - Oral Contracts
Schedule 5.20 - Plugging Obligations
Schedule 5.21 - Operations After Effective Time
Schedule 5.22 - Gas Balancing, Take or Pay Allowable
Schedule 5.23 - Tax Partnerships
Schedule 5.24 - Payment of Expenses
Schedule 5.26 - Preferential Rights
Schedule 11.03(a)(ii) - Overhead Expense Categories

                            Contribution Agreement


     This Contribution Agreement, dated as of January 29, 2001 (this "Agreement"), is by and among IP Petroleum Company, Inc., a Delaware corporation ("IPP"), International Paper Realty Corporation, a Delaware corporation ("IPRC"), Transtates Properties Incorporated, a Delaware corporation ("Transtates"), Southland Energy Company, a Texas corporation ("Southland" and together with IPP, IPRC and Transtates, the "IPP Parties"), Pure Resources, L.P., a Texas limited partnership ("Pure"), Pure Resources I, Inc., a Delaware corporation (individually and in its capacity as general partner of the Partnership (as defined below) "Pure GP"), PK I, L.P., a Delaware limited partnership ("Pure LP1") PK II, L.P., a Delaware limited partnership ("Pure LP2"), PK III, L.P., a Delaware limited partnership ("Pure LP3"), PK IV, L.P., a Delaware limited partnership ("Pure LP4" and together with Pure GP, Pure LP1, Pure LP2 and Pure LP3, the "Pure Parties"), and PURE PARTNERS, L.P., a Delaware limited partnership (the "Partnership").

                  P R E L I M I N A R Y  S T A T E M E N T S

     WHEREAS, the Partnership was formed on January 18, 2001 pursuant to the Delaware Act upon the filing of a certificate of limited partnership with the office of the Secretary of State of Delaware. Pure GP is the sole general partner of the Partnership. Pure LP1, Pure LP2, Pure LP3 and Pure LP4 are currently the sole limited partners of the Partnership;

     WHEREAS, IPP, IPRC, Transtates and Southland will contribute the IPP Capital Contribution, the IPRC Capital Contribution, the Transtates Capital Contribution and the Southland Capital Contribution, respectively, to the capital of the Partnership in consideration for the issuance by the Partnership to IPP, IPRC, Transtates and Southland of Limited Partner Interests (as hereinafter defined) as provided in the Partnership Agreement (as hereinafter defined), Pure GP will contribute the Pure GP Capital Contribution (as hereinafter defined), Pure LP1, Pure LP2 and Pure LP3 (collectively, the "Pure Triad") will contribute the Pure Triad Capital Contribution (as hereinafter defined) and Pure LP4 will contribute the Pure LP4 Capital Contribution (as hereinafter defined) to the capital of the Partnership in consideration for the issuance by the Partnership to Pure GP of the General Partner Interest (as hereinafter defined) as provided in the Partnership Agreement and Pure LP1, Pure LP2, Pure LP3 and Pure LP4 of Limited Partner Interests as provided in the Partnership Agreement. In connection with these capital contributions and to admit IPP, IPRC, Transtates and Southland as limited partners of the Partnership, the original limited partnership agreement of the Partnership will be amended and restated in substantially the form attached hereto as Annex I (the "Partnership Agreement"); and

     WHEREAS, each of the Parties (as hereinafter defined) hereto desires to enter into this Agreement to evidence the terms and conditions on which such Party will make such capital contributions to the Partnership;

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                                                     Exhibit 2.2

                                   ARTICLE I
                          DEFINITIONS AND OTHER TERMS

     Section 1.01  Definitions.

     (a) All defined terms used but not defined herein shall have the respective meanings given to such terms in the Partnership Agreement.

     (b) In addition, as used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" means an "affiliate" or "associate" as those terms are defined in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

     "Agreement" is defined in the preamble of this Agreement.

     "Allocated Values" is defined in Section 2.05.

     "AMI Agreement" is defined in Section 5.17.

     "Assets" is defined in Section 2.02.

     "Assumed Obligations" is defined in Section 13.02.

     "Audited Financial Statements" is defined in Section 11.10(c).

     "Basic Documents" is defined in Section 5.13.

     "Cause" is defined in Section 11.12(d).

     "Claim Notice" is defined in Section 13.05(b).

     "Closing" is defined in Section 11.01.

     "Closing Date" is defined in Section 11.01.

     "Confidentiality Agreement" is defined in Section 11.11.

     "Contracts" is defined in Section 2.02(e).

     "Contribution Value" is defined in Section 2.05.

     "Contribution Value Adjustments" is defined in Section 11.03(c).

     "Conveyance" is defined in Section 4.05.

     "Customary Post Closing Consents" is defined in Section 4.08.

     "Defensible Title" is defined in Section 4.02.

     "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and the corresponding provisions of any succeeding law.

     "Designated Representatives" is defined in Section 4.01.

     "Direct Claim" is defined in Section 13.05(b).

     "Disputes" is defined in Section 15.01.

     "Documents" is defined in Section 16.04.

     "Dollars" and "$" mean such currency of the United States of America that, at the time of payment or determination, is legal tender therein for the payment of public and private debts.

     "Easements" is defined in Section 2.02(c).

     "Effective Time" is defined in Section 3.01.

     "Employees" is defined in Section 11.12(a).

     "Employment Commencement Date" is defined in Section 11.12(a).

     "Environmental Defect," subject to the immediately following sentence, means and is limited to, with respect to any given Asset: (A) a material violation of Environmental Laws in effect as of the Effective Time in the jurisdiction in which such Asset is located; provided, however, that the term Environmental Defect shall not include violations related solely to the presence or existence of encapsulated asbestos-containing materials or lead-based paints being used for their intended purpose and in a manner consistent with typical industry operations; (B) any investigation, remediation, or monitoring required by applicable Environmental Law in effect as of the Effective Time in the jurisdiction in which such Asset is located in response to a finding of any Hazardous Materials in, on, under or migrating from any such Asset; and (C) any final, non-appealable legal judgment issued by an applicable court of law with proper jurisdiction over the Asset that is the subject matter of the dispute and pertaining specifically to a release of Hazardous Materials in, on, under or migrating from any such Asset; provided, however, that the term "Environmental Defect" shall not include those matters that are disclosed in the following reports in sufficient detail such that a knowledgeable buyer who reads the reports would be put on notice that such matters constitute an Environmental Defect, but any such matters that would otherwise constitute an Environmental Defect shall not be excluded from the definition of the term "Environmental Defect" if such matters are materially different than described in such reports:
Highlander Environmental Corp. Environmental Site Assessment of IP Petroleum Company, Inc. Operated Properties Located in Texas and Oklahoma dated August 9, 2000, Carr

Environmental Group, Inc. Phase I Environmental Assessment of the Napier Brothers lease in the Bowie Creek Field in Covington County, Mississippi dated June 2000, and COMM Engineering Due Diligence Site Assessment of the Galveston Block 394-A Platform and other properties dated August, 2000.

     "Environmental Laws" means all applicable federal, state, and local laws, statutes, ordinances, court decisions, rules, regulations or orders pertaining to health or the environment as may be interpreted by applicable court decisions or administrative orders.

     "Exchange Act" is defined in Section 11.10(c).

     "Excluded Assets" is defined in Section 2.03.

     "Exempt Assets" means (a) reserves of oil, natural gas, shale or tar sands,
(b) rights to reserves of oil, natural gas, shale or tar sands, or (c) associated exploration or production assets, each within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related rules, regulations and published interpretations thereunder.

     "Final Settlement Date" is defined in Section 11.05(a).

     "Final Statement" is defined in Section 11.05(b).

     "General Partner" means Pure GP in its capacity as the general partner of the Partnership.

     "General Partner Interest" means the interest of the General Partner under the Partnership Agreement.

     "Governmental Authority" means, as to any given Asset, the United States and the state, county, city and political subdivisions in which such Asset is located and that exercises jurisdiction over such Asset, and any agency, department, board or other instrumentality thereof that exercises jurisdiction over such Asset.

     "Gulf Coast Properties" means those Assets identified as the "Gulf Coast Properties" on Exhibit A.

     "Gulf of Mexico Properties" means those Assets identified as the "Gulf of Mexico Properties" on Exhibit A.

     "Hazardous Materials" means all hazardous substances or solid wastes that are regulated under or pursuant to any applicable Environmental Laws.

     "Hire Date" is defined in Section 11.12(a).

     "Hiring Party" is defined in Section 11.12(a)(iii).

     "Holdback Value" is defined in Section 4.08.

     "Hydrocarbons" is defined in Section 2.02(d).

     "Indemnified Party" is defined in Section 13.05(a).

     "Indemnifying Party" is defined in Section 13.05(a).

     "Indemnity Agreement" is defined in the Partnership Agreement.

     "Independent Expert" is defined in Section 15.03(a).

     "Interest Rate" is defined in Section 11.05(b).

     "IP Guaranty" is defined in the Partnership Agreement.

     "IPP" is defined in the preamble of this Agreement.

     "IPP Affiliate Borrower" means The Branigar Organization, Inc.

     "IPP Capital Contribution" means the capital contribution of IPP to the Partnership of all of the Assets, except those Assets contributed by Southland, as set forth on Exhibit A, in consideration for the issuance by the Partnership to IPP of a Limited Partner Interest as provided in the Partnership Agreement.

     "IPP Indemnitees" is defined in Section 13.03.

     "IPP Parties" is defined in the preamble of this Agreement.

     "IPRC" is defined in the preamble of this Agreement.

     "IPRC Capital Contribution" means the capital contribution of IPRC to the Partnership of Dollars in an amount equal to $5,000,000.00 in consideration for the issuance by the Partnership to IPRC of a Limited Partner Interest as provided in the Partnership Agreement.

     "Knowledge" means (i) in the case of any of the IPP Parties, the actual knowledge of any of the individuals listed on Schedule 1.01(i) hereto without independent investigation or inquiry and (ii) in the case of the Pure Parties or the Partnership, the actual knowledge of any of the individuals listed on
Schedule 1.01(ii) hereto without independent investigation or inquiry.

     "Leases" is defined in Section 2.02(a).

     "Limited Partner" means IPP, IPRC, Transtates, Southland, Pure LP1, Pure LP2, Pure LP3 and Pure LP4 in their capacity as the limited partners of the Partnership and "Limited Partners" means all of such Parties in such capacity.

     "Limited Partner Interests" means the interests of the Limited Partners under the Partnership Agreement.

     "Losses" is defined in Section 13.03.

     "Master Offset Agreement" is defined in the Partnership Agreement.

     "Note" is defined in the Senior Note Agreement.

     "Notice of Disagreement" is defined in Section 11.05(a).

     "Offshore Confidentiality Agreement" is defined in Section 16.05.

     "Partnership" is defined in the preamble of this Agreement.

     "Partnership Agreement" means that certain Amended and Restated Agreement of Limited Partnership of Pure Partners, L.P., a Delaware limited partnership, substantially in the form attached hereto as Annex I, to be entered into by and among IPP, IPRC, Transtates, Southland, Pure GP, Pure LP1, Pure LP2, Pure LP3 and Pure LP4.

     "Party" means each, individually, and "Parties" means all, collectively, of IPP, IPRC, Transtates, Southland, Pure, Pure GP, Pure LP1, Pure LP2, Pure LP3, Pure LP4 and the Partnership.

     "Permitted Encumbrances" is defined in Section 4.02.

     "Person" means an individual, partnership, limited partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Plan" is defined in Section 13.01(d).

     "Post Closing Adjustment" is defined in Section 11.05(b).

     "Post Closing Consent Period" is defined in Section 4.08.

     "Property" and "Properties" are defined in Section 2.02(a).

     "Purchase Agreement" is defined in Section 9.06.

     "Pure" is defined in the preamble of this Agreement.

     "Pure GP" is defined in the preamble of this Agreement.

     "Pure GP Capital Contribution" means the capital contribution of Pure GP to the Partnership of Dollars in an amount equal to $2,725,000.00 in consideration for the issuance by the Partnership to Pure GP of a General Partner Interest as provided in the Partnership Agreement.

     "Pure Guaranty" is defined the Partnership Agreement.

     "Pure LP1" is defined in the preamble of this Agreement.

     "Pure LP2" is defined in the preamble of this Agreement.

     "Pure LP3" is defined in the preamble of this Agreement.

     "Pure LP4" is defined in the preamble of this Agreement.

     "Pure LP4 Capital Contribution" means the capital contribution of Pure LP4 to the Partnership of Dollars in an amount equal to $1.00 in consideration for the issuance by the Partnership to Pure LP4 of a Limited Partner Interest as provided in the Partnership Agreement.

     "Pure Parent" is defined in Section 11.10(d).

     "Pure Parties" is defined in the preamble of this Agreement.

     "Pure Triad" is defined in the preamble of this Agreement.

     "Pure Triad Capital Contribution" means the capital contributions of the Pure Triad to the Partnership of Dollars in an amount equal to the Contribution Value in consideration for the issuance by the Partnership to the Pure Triad of Limited Partner Interests as provided in the Partnership Agreement.

     "Pure's Benefit Plans" is defined in Section 11.12(c).

     "Records" is defined in Section 2.02(f).

     "Required Financial Statements" is defined in Section 11.10(c).

     "Retained Obligations" is defined in Section 13.01.

     "Rules" is defined in Section 15.04(a).

     "Scheduled Production Sales Contracts" is defined in Section 5.15.

     "SEC" is defined in Section 11.10(c).

     "Securities Act" is defined in Section 11.10(c).

     "Senior Loan" means the loan to be made by the Partnership to the IPP Affiliate Borrower pursuant to the Senior Note Agreement.

     "Senior Note Agreement" is defined in the Partnership Agreement.

     "Southland" is defined in the preamble of this Agreement.

     "Southland Capital Contribution" means the capital contribution of Southland to the Partnership of all of the Assets, except those Assets contributed by IPP, as set forth on Exhibit A, in consideration for the issuance by the Partnership to Southland of a Limited Partner Interest as provided in the Partnership Agreement.

     "Statement" is defined in Section 11.04.

     "Sugg Ranch Field" is the field defined by the Railroad Commission of Texas in Order No. 8-90,635, effective September 28, 1987, as amended, for the "Sugg Ranch (Canyon) Field."

     "Surface Use Restrictions Agreement" is defined in the Purchase Agreement.

     "Survival Period" is defined in Section 4.03.

     "Third Party Claim" is defined in Section 13.05(b).

     "Title Defect" is defined in Section 4.02.

     "Title Defect Amount" is defined in Section 4.02.

     "Title Defect Notice" is defined in Section 4.03.

     "Transferred Employees" is defined in Section 11.12(a).

     "Transition Services Agreement" is defined in Section 11.07(a).

     "Transtates" is defined in the preamble of this Agreement.

     "Transtates Capital Contribution" means the capital contribution of Transtates to the Partnership of Dollars in an amount equal to $1.00 in consideration for the issuance by the Partnership to Transtates of a Limited Partner Interest as provided in the Partnership Agreement.

     "Uncapped Obligations" is defined in Section 13.07(b).

     "Unocal" means the Union Oil Company of California and its direct and indirect subsidiaries other than Pure Resources, Inc. and its direct and indirect subsidiaries.

     "West Texas Properties" means those Assets identified as the "West Texas Properties" on Exhibit A.

Section 1.02 Certain References. Unless otherwise indicated references in this Agreement to articles, sections, paragraphs, clauses, recitals and schedules are to the same contained in or attached to this Agreement.

Section 1.03 Interpretation.

     (a)  In this Agreement, unless a clear contrary intention appears:

               (i) the singular number includes the plural number and vice versa;

               (ii)  reference to either gender includes the other gender;

               (iii) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                                  ARTICLE II
                           CONTRIBUTION TRANSACTIONS

SECTION 2.01 The Partnership Agreement and Capital Contributions. Subject to the terms and conditions of this Agreement, in accordance with the terms of Article XI hereof, at the Closing the following will occur: (i) the Pure Parties and the IPP Parties shall enter into the Partnership Agreement; (ii) Pure GP shall make the Pure GP Capital Contribution to the Partnership in consideration for the issuance by the Partnership of the General Partner Interest as provided in the Partnership Agreement; (iii) the Pure Triad shall make the Pure Triad Capital Contribution to the Partnership in consideration for the issuance by the Partnership of Limited Partner Interests as provided in the Partnership Agreement; (iv) Pure LP4 shall make the Pure LP4 Capital Contribution to the Partnership in consideration for the issuance by the Partnership of a Limited Partner Interest as provided in the Partnership Agreement; (v) IPP shall contribute the IPP Capital Contribution to the Partnership in consideration for the issuance by the Partnership of a Limited Partner Interest as provided in the Partnership Agreement; (vi) IPRC shall contribute the IPRC Capital Contribution to the Partnership in consideration for the issuance by the Partnership of a Limited Partner Interest as provided in the Partnership Agreement; (vii) Transtates shall contribute the Transtates Capital Contribution to the Partnership in consideration for the issuance by the Partnership of a Limited Partner Interest as provided in the Partnership Agreement; and (viii) Southland shall contribute the Southland Capital Contribution to the Partnership in consideration for the issuance by the Partnership of a Limited Partner Interest as provided in the Partnership Agreement. The Parties will finalize Schedule A of the Partnership Agreement in order to reflect the amount of capital contributions made by each Party at the Closing.

Section 2.02 Assets. Subject to Section 2.03, the term "Assets" shall mean all of the right, title and interest of the IPP Parties in and to:

     (a) the oil, gas and mineral leases and the leasehold estates created thereby described in Part I of Exhibit A (the "Leases") and all overriding royalty interests, the net profits interests, the payments out of production and other rights described in Exhibit A and all additional interests of the IPP Parties in and to the Leases (collectively, the "Properties," or singularly, a "Property");

     (b)  all rights incident to the Properties, including without limitation,
(i) all rights under the Leases comprising the Properties with respect to the use and occupation of the surface of and the subsurface depths under the Properties and (ii) all rights with respect to any pooled, communitized or unitized acreage by virtue of any Property being a part thereof, including all production from such pool or unit allocated to any such Property;

     (c) all easements, rights-of-way, servitudes, permits, licenses, franchises and other estates or similar rights and privileges related to or used solely in connection with the Properties ("Easements");

     (d) all personal property, fixtures, inventory and improvements located on or used in connection with the Properties and the Easements or with the production, treatment, sale, or disposal of oil, gas or other hydrocarbons (collectively "Hydrocarbons"), byproducts or waste produced therefrom or attributable thereto, including without limitation all rolling stock, vehicles, wells (whether producing, shut in or abandoned, and whether for production, injection or disposal), wellhead equipment, pumps, pumping units, flowlines, gathering systems, piping, tanks, buildings, treatment facilities, injection facilities, disposal facilities, compression facilities, and other materials, supplies, equipment, facilities and machinery, any software (or software license) that may be transferred without consent of, or payment to, any third party and that is used in the administration of the Assets or any accounting function in connection with the Assets, and any furniture, office equipment, computers or other personal property used in the administration of the Assets;

     (e) all rights, titles and interests in, to or derived from contracts, agreements, assignments, leases and other arrangements that relate to the Properties and Easements, including without limitation production sales contracts, operating agreements, service agreements and, to the extent assignable, licenses relating to geophysical data or the rights to acquire such licenses or data, and the contracts, agreements, leases and other arrangements described in Part II of Exhibit A (the "Contracts"); and

     (f) all contract and accounting files, books, records, files, well files, muniments of title, reports and similar documents and materials of IPP that relate to the foregoing interests (the "Records").

Section 2.03 Excluded Assets. Notwithstanding the foregoing, the Assets shall not include, and there is excepted, reserved and excluded from the contribution contemplated hereby (collectively, the "Excluded Assets"):

     (a) all corporate, financial (but not accounting), tax, and legal records of the IPP Parties relating to the Assets (other than legal records relating to title and contract matters pertaining to the Assets and other than any such records of the IPP Parties that the Parties reasonably agree are necessary to own, operate and enjoy the Assets);

     (b) all non-proprietary or jointly owned geophysical data licensed to the IPP Parties that cannot be transferred without the consent of, or payment (unless the Partnership agrees to obtain such consent or make such payment) to, any third party;

     (c) all personal property of the IPP Parties and/or their Affiliates located at the corporate headquarters of IPP;

     (d) any and all net proceeds (excluding any underproduced imbalance position at the Effective Time comprising part of the Assets that is shown in
Schedule 5.22) payable to the IPP Parties under the Contracts including, without limitation, from the settlement of contract disputes with purchasers or transporters of Hydrocarbons or byproducts produced from the Properties, including without limitation, settlement of take-or-pay disputes, insofar as said proceeds are attributable to periods of time prior to the Effective Time;

     (e) all mineral fee interests, royalty interests and nonproducing leasehold interests of the IPP Parties described in the Purchase Agreement, it being understood that any interests owned by the IPP Parties as described in this clause (e) are being sold and conveyed by the IPP Parties pursuant to the Purchase Agreement;

     (f) any refund of costs, taxes or other expenses borne by any of the IPP Parties or their predecessors in title attributable to the period prior to the Effective Time;

     (g) the properties described on Exhibit F (including all rights and interests in Hydrocarbons owned or claimed by the IPP Parties in or to such properties); and

     (h) any net underproduction relative to the Properties that is attributable to the time period prior to the Effective Time to the extent not shown in Schedule 5.22.

Section 2.04 Transfer of Geophysical Data. To Knowledge of the IPP Parties,
Schedule 2.04 contains a list of agreements relating to the geophysical data excluded under Section 2.03(b), that restrict the transfer of such data to the Partnership. The IPP Parties agree to hold all such data in their possession for a period of one year. If during such one-year period the Partnership obtains written consent for the transfer of any such data (and it pays any required third party licensing, consent or transfer fees in connection with such transfer), then the IPP Parties shall transfer such data affected thereby to the Partnership. If the Partnership fails to obtain the necessary written consent for the transfer of any such data during the one year period or if the Partnership fails to pay such required fees during such one year period, then the Partnership shall have no further rights or interest in such data affected thereby under this Agreement or otherwise.

Section 2.05 Allocated Value. The fair market value of the Assets to be contributed by the IPP Parties to the Partnership (the "Contribution Value") is Two Hundred Seventy Million Dollars ($270,000,000.00) and is allocated among the Assets as set forth in Exhibit B (the "Allocated

Values"), subject to adjustment pursuant to the terms of this Agreement. The Parties agree that the Allocated Values shall be used solely to compute any adjustments to the value pursuant to the provisions of Article IV and for purposes of determining if the condition in Section 10.05 to the Pure Parties' obligation to consummate the transactions contemplated by this Agreement has been fulfilled.

                                  ARTICLE III
                                EFFECTIVE TIME

Section 3.01 Ownership of Assets. If the transactions contemplated hereby are consummated in accordance with the terms and provisions hereof, the ownership of the Assets shall be transferred from the IPP Parties to the Partnership at the Closing Date but effective as of 7:00 a.m. local time on October 1, 2000 (the "Effective Time").

                                  ARTICLE IV
                                 TITLE MATTERS

Section 4.01 Access. From the date of this Agreement through the Closing, the IPP Parties shall afford to the Pure Parties and their representatives reasonable access to the offices and personnel of the IPP Parties (including the IPP Parties' contractors), and to the Assets and the books and records of the IPP Parties relating to the Assets during normal business hours, in order that Pure may have a full opportunity to make such investigations as it desires with respect to the Assets; provided, however, that such investigation shall be upon reasonable notice and shall not unreasonably disrupt the personnel and operations of the IPP Parties or impede the efforts of the IPP Parties to comply with their other obligations under this Agreement and the Purchase Agreement. Such books and records shall include all abstracts of title, title opinions, title files, ownership maps, lease files, assignments, division orders, operating records and agreements, well files, financial and accounting records, geological, geophysical and engineering records, in each case pertaining to the Assets insofar as same may now be in existence and in the possession of the IPP Parties or their Affiliates, excluding, however, any information that the IPP Parties or their Affiliates are prohibited from disclosing by third party confidentiality restrictions. All requests for access to the IPP Parties' employees, contractors, offices, properties, books and records relating to the Assets shall be made to such representatives designated in writing by IPP (the "Designated Representatives"), which Designated Representatives shall be solely responsible for coordinating all such requests and all access permitted hereunder. The Pure Parties shall not contact any of the customers or suppliers of the IPP Parties or their working interest co-owners or operators, in connection with the transactions contemplated by this Agreement, whether in person or by telephone, mail or other means of communication, without the specific prior authorization of IPP's Designated Representatives, which consent shall not be unreasonably withheld.

SECTION 4.02 Certain Title Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

          "Defensible Title" means, as of the Effective Time, with respect to a given Asset, such ownership by the IPP Parties in such Asset that, subject to and except for the Permitted Encumbrances:

               (a) entitles the IPP Parties to receive not less than the percentage set forth in Exhibit B as the IPP Parties' "Net Revenue Interest" of all Hydrocarbons produced, saved and marketed from each well or unit comprising such Asset as set forth in Exhibit B, all without reduction, suspension or termination of such interest throughout the productive life of each well or unit comprising such Asset, except as specifically set forth in Exhibit B and except for changes or adjustments that result from the establishment of units, changes in existing units (or the participating areas therein), or the entry into of pooling or unitization agreements after the date hereof unless made in breach of the provisions of Section 8.01;

               (b) obligates the IPP Parties to bear not greater than the percentage set forth in Exhibit B as the IPP Parties' "Working Interest" of the costs and expenses relating to the maintenance, development and operation of each well or unit comprising such Asset as set forth in Exhibit B, all without increase throughout the productive life of each well or unit comprising such Asset, except as specifically set forth in Exhibit B and except for changes or adjustments that result from the establishment of units, changes in existing units (or the participating areas therein), or the entry into of pooling or unitization agreements after the date hereof unless made in breach of the provisions of Section 8.01; and

               (c) is free and clear of all liens, encumbrances and defects in title.

In evaluating the significance of any fact, circumstance, or condition for purposes of determining Defensible Title, due consideration shall be given to the length of time that the particular Property has been producing Hydrocarbons and whether such fact, circumstance, or condition is of the type expected to be encountered in the area involved and is usual and customarily acceptable to reasonable and prudent operators, interest owners, and/or purchasers engaged in the business of the ownership, development, and operation of oil and gas properties with knowledge of such facts and appreciation of their legal significance.

     "Permitted Encumbrances" shall mean any of the following matters to the extent the same are valid and subsisting and affect the Assets:

     (a) the leases, contracts, agreements, instruments and other matters set forth in Exhibit A;

     (b) any (i) undetermined or inchoate liens or charges constituting or securing the payment of expenses that were incurred incidental to the maintenance, development, production or operation of the Assets or for the purpose of developing, producing or processing Hydrocarbons therefrom or therein and (ii) materialmen's, mechanics', repairman's, contractors', operators' liens or other similar liens or charges for liquidated amounts arising in the ordinary course of business in each case (with respect to all of the matters described in this clause (b)) (A) that the IPP Parties have agreed to assume or pay pursuant to the terms hereof or (B) for which the IPP Parties are responsible for paying or releasing at Closing;

     (c) any liens for taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business and for which the IPP Parties have agreed to pay pursuant to the terms hereof or which have been prorated pursuant to the terms hereof;

     (d) the terms, conditions, restrictions, exceptions, reservations, limitations and other matters contained in the IPP Parties' chain of title (including any liens or security interests created by law or reserved in oil and gas leases for royalty, bonus or rental, or created to secure compliance with the terms of the agreements, instruments and documents that create or reserve to the IPP Parties their interests in the Assets), to the extent the same do not operate to reduce the Net Revenue Interests of the IPP Parties as set forth on Exhibit B or increase the Working Interests of the IPP Parties as set forth in Exhibit B without a corresponding increase in the Net Revenue Interests of the IPP Parties, and, in each case, that do not interfere materially with the operation, value or use of the Assets;

     (e) any obligations or duties affecting the Assets to any municipality or public authority with respect to any franchise, grant, license or permit and all applicable laws, rules, regulations and orders of any Governmental Authority;

     (f) any (i) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, hunting, logging, canals, ditches, reservoirs or the like and (ii) easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other similar rights-of-way on, over or in respect of property owned or leased by the IPP Parties or over which the IPP Parties own rights-of-way, easements, permits or licenses, in each case that do not interfere materially with the operation, value or use of the Assets;

     (g) all lessors' royalties, overriding royalties, net profits interests, carried interests, production payments, reversionary interests and other burdens on or deductions from the proceeds of production created or in existence as of the Effective Time that do not operate to reduce the Net Revenue Interests of the IPP Parties or increase the Working Interests of the IPP Parties without a corresponding increase in the Net Revenue Interests of the IPP Parties;

     (h)  preferential rights to purchase or similar agreements;

     (i)  third party consents to assignments or similar agreements;

     (j) all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities in connection with the sale or conveyance of oil and gas leases or interests therein that are customarily obtained subsequent to such sale or conveyance;

     (k) production sales contracts; division orders; contracts for sale, purchase, exchange, refining or processing of Hydrocarbons; unitization and pooling designations, declarations, orders and agreements; operating agreements; agreements of development; area of mutual interest agreements; gas balancing or deferred production agreements; processing agreements; plant agreements; pipeline, gathering and transportation agreements; injection, repressuring and recycling agreements; carbon dioxide purchase or sale agreements; salt water or other disposal agreements; seismic or geophysical permits or agreements; confidentiality agreements; and any and all other agreements that are ordinary and customary to the oil, gas, sulphur and other mineral exploration, development, processing or extraction business or in the business of processing of gas and gas condensate production for the extraction of products therefrom, to the extent the same do not operate to reduce the Net Revenue Interests of the IPP Parties as set forth on Exhibit B or increase the Working Interests of the IPP Parties as set forth in Exhibit B without a corresponding increase in the Net Revenue Interests of the IPP Parties, in each case that do not interfere materially with the operation, value or use of the Assets;

     (l) all defects and irregularities affecting the Assets, which individually or in the aggregate do not operate to reduce the Net Revenue Interests of the IPP Parties, increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the Working Interests of the IPP Parties without a corresponding increase in the Net Revenue Interests of the IPP Parties, or otherwise interfere materially with the operation, value or use of the Assets;

     (m)  any depth limitations in the IPP Parties' ownership; and

     (n)  the Surface Use Restrictions Agreement.

     "Title Defect" shall mean, subject to Section 4.03: (a) any encumbrance, encroachment, irregularity, defect in or objection to or failure of the IPP Parties' ownership of any Asset (expressly excluding the Permitted Encumbrances) that causes the IPP Parties not to have Defensible Title to such Asset; or (b) any default by the IPP Parties under a lease or other contract or agreement that would (i) have a material adverse effect on the operation, value or use of such Asset, (ii) prevent the IPP Parties from receiving the proceeds of production attributable to the IPP Parties' interest therein, or (iii) result in cancellation of the IPP Parties' interest therein.

     "Title Defect Amount" shall mean the amount by which the Allocated Value of an Asset shall be reduced as a result of the Title Defect that is identified in a Title Defect Notice given by the Partnership to IPP pursuant to Section 4.03 and that remains uncured. In the determination of the Title Defect Amount, the following factors shall be taken into account: the Allocated Value assigned to such Asset, the considerations used in arriving at such Allocated Value, the portion of the Asset affected by such Title Defect, the legal effect of the Title Defect, and the potential economic effect of the Title Defect over the life of such Asset.

SECTION 4.03 Title Defect Notices. If Closing occurs and the Partnership thereafter discovers any Title Defect affecting any Asset, the Partnership shall notify IPP of such alleged Title Defect during the survival period stated in the first sentence of Section 13.06 ("Survival Period"). Such notice ("Title Defect Notice") must (i) be in writing, (ii) be received by IPP prior to the expiration of the Survival Period, (iii) describe the Title Defect in reasonable detail (including where calculable any alleged variance in the Net Revenue Interest or Working Interest), (iv) identify the specific Asset or Assets affected by such Title Defect, and (v) include the value of such Title Defect as determined by the Partnership. Any matters that may otherwise constitute

Title Defects, but of which IPP has not been specifically notified by the Partnership in accordance with the foregoing sentence within the Survival Period, shall be deemed to have been waived by Pure, Pure GP and the Partnership for all purposes. The Partnership's notice shall be deemed to have complied with the requirements for a Title Defect Notice set forth in the second sentence of this Section 4.03 unless IPP notifies the Partnership of any objection and the reasons therefore to the form of such notice within 30 days after IPP's receipt thereof. The failure to give an adequate Title Defect Notice does not prevent the Partnership from subsequently giving an adequate Title Defect Notice within the Survival Period.

SECTION 4.04 Remedies for Title Defects. With respect to any Title Defect identified by the Partnership to IPP during the Survival Period, IPP shall have a period of time terminating ninety days after the date upon which IPP receives the Title Defect Notice, during which to cure such Title Defect. The Partnership shall allow IPP and its representatives such access to the Assets during normal business hours as is necessary or reasonable for such curative efforts. If IPP contests the validity of the alleged Title Defect or the adequacy of such Title Defect Notice or if IPP has not cured such Title Defect during such period and the Partnership does not waive such Title Defect, then the Parties shall negotiate in good faith to reach agreement with respect to the adequacy of such Title Defect Notice, the existence of the Title Defect and the Title Defect Amount (if any) for such Title Defect. If the Parties agree on the adequacy of such Title Defect Notice, the existence of the Title Defect and the Title Defect Amount, then subject to the limitations contained in Section 4.06, the Capital Accounts (as defined in the Partnership Agreement) of the Parties shall be adjusted in accordance with Section 3.1(c)(iii) of the Partnership Agreement. If, by the date ten days after the end of the ninety day curative period referenced above, the Parties have failed to reach agreement, then either IPP or the Partnership shall have the right to elect to have the adequacy of such Title Defect Notice, the validity of such Title Defect and/or such Title Defect Amount determined by an Independent Expert pursuant to Section 15.03.

SECTION 4.05 No Warranty of Title. The documents to be executed and delivered by the IPP Parties to the Partnership, transferring title to the Assets as required hereby, including the Assignment, Conveyance and Bill of Sale attached hereto as Exhibit C (the "Conveyance"), shall be subject to the Permitted Encumbrances and without warranty of title of any kind whatsoever, express, implied or statutory. The provisions of this Agreement, including the Partnership's rights with respect to Title Defects hereunder, shall not be merged into or extinguished upon Closing and the delivery by the IPP Parties to the Partnership of the Conveyance. The Conveyance is a conveyance without warranty except as provided herein and is not intended to be a quitclaim.

SECTION 4.06 Limitation of Remedies for Title Defects. Notwithstanding anything in this Agreement to the contrary, (a) the IPP Parties shall have no obligations or liability under this Agreement with respect to a Title Defect not identified by the Partnership in a Title Defect Notice delivered to IPP during the Survival Period, (b) the IPP Parties' liability with respect to all Title Defects to any Asset shall in no event exceed the Allocated Value of such Asset, and (c) the IPP Parties' liability shall be subject to the limitations stated in Section 13.07.

SECTION 4.07 Preferential Rights to Purchase. The assignment of the Assets at the Closing shall be subject to all preferential purchase rights. Prior to Closing, the IPP Parties shall use commercially reasonably efforts to comply with the preferential purchase rights identified on Schedule 5.26. If a third party who has been offered an interest in any Asset pursuant to a preferential purchase right identified on Schedule 5.26 elects prior to Closing to purchase all or part of such Asset pursuant to the aforesaid offer, the interest or part thereof so affected will be eliminated from the Assets and will be deemed an Excluded Asset hereunder, and the Contribution Value shall be reduced by the Allocated Value of such Asset. Otherwise, the interest offered as aforesaid shall be assigned to the Partnership at Closing subject to such preferential purchase rights for which notice has been given in accordance with the foregoing but the time period for response by the holder of such preferential purchase right extends beyond Closing. After the Closing, the Partnership shall comply with all preferential purchase right provisions relating to any Asset, including (without limitation) the preferential purchase rights identified on Schedule
5.26. The Partnership shall indemnify the IPP Parties against any and all Losses arising out of or in connection with any claims asserted by the holder of a preferential purchase right arising out of the transactions contemplated by this Agreement. If any third party elects to purchase all or a part of an interest in any Asset subject to a preferential purchase right after the Closing Date, the Partnership shall be obligated to assign said interest to such third party and shall be entitled to the consideration from the sale of such interest or part thereof.

SECTION 4.08 Consents to Assign. Schedule 4.08 sets forth those consents to assignment or other similar restrictions on assignability that, to the Knowledge of the IPP Parties, are applicable to the transactions contemplated hereby, excluding, however, the Sugg Ranch Field Consent and those consents and approvals from Governmental Authorities that are customarily obtained after closing in connection with a transfer of assets similar to the Assets ("Customary Post Closing Consents"). The Pure Parties and the IPP Parties shall use commercially reasonable efforts to obtain or remove all consents to assignment or other similar restrictions on assignability listed on Schedule 4.08, in order to assign the Assets affected thereby to the Partnership at Closing. If, at Closing, any such Asset, other than Sugg Ranch Field, is subject to an un-obtained consent to assignment or other similar restriction on assignability (other than Customary Post Closing Consents), then (i) such Asset shall not be transferred at Closing and such Asset shall be deemed an Excluded Asset hereunder, (ii) the Contribution Value shall be reduced at the Closing by the value set forth on Schedule 4.08 with respect to the consent affecting such Asset (with respect to each such Asset, the "Holdback Value"), and (iii) the Pure Parties and the IPP Parties shall use commercially reasonable efforts to obtain such consent, including any Customary Post Closing Consents, and remove any such restriction within ninety (90) days after the Closing ("Post Closing Consent Period"). If the IPP Parties have not obtained such consent or removed such restriction by the end of the Post Closing Consent Period, then the IPP Parties shall retain the affected Asset. If the IPP Parties obtain such consent or remove such restriction by the end of the Post Closing Consent Period, then
(i) subject to the Partnership's obligation pursuant to subsection (ii) below, the IPP Parties shall assign the Asset affected thereby to the Partnership by an assignment in the form of the Conveyance within ten (10) days after such consent has been obtained or restriction is removed, (ii) the Contribution Value shall be increased by the Holdback Value with respect to such Asset, as adjusted pursuant to the provisions of Section 11.03 hereof through the date of the contribution of such Asset to the Partnership and (iii) the Pure Triad shall contribute to the capital of the Partnership cash in an amount equal to the amount by which the Contribution Value is increased as provided in (ii) of this sentence.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE IPP PARTIES

     The IPP Parties jointly and severally represent and warrant to the Pure Parties and the Partnership that:

SECTION 5.01 Existence. Each of the IPP Parties is a corporation, duly organized, validly existing and in good standing under the laws of the State in which such corporation was organized. Each of the IPP Parties has full legal power, right and authority to carry on its business as such is now being conducted and as contemplated to be conducted.

SECTION 5.02 Legal Power. Each of the IPP Parties has the legal power and right to enter into and perform this Agreement, the Partnership Agreement and the transactions contemplated hereby and thereby. The consummation of the transactions contemplated by this Agreement and the Partnership Agreement will not violate, nor be in conflict with:

     (a) any provision of such IPP Party's certificate of incorporation or by-laws or similar charter document;

     (b) except for any preferential purchase rights and consents to assignment, any material agreement or instrument to which such IPP Party is a party or by which such IPP Party is bound; or

     (c) any judgment, order, ruling or decree applicable to such IPP Party as a party in interest or any law, rule or regulation applicable to such IPP Party.

SECTION 5.03 Execution. The execution, delivery and performance of this Agreement and the Partnership Agreement and the transactions contemplated hereby and thereby are duly and validly authorized by all requisite corporate action on the part of the IPP Parties. This Agreement and the Partnership Agreement constitute legal, valid and binding obligations of each of the IPP Parties enforceable against the IPP Parties in accordance with their terms.

SECTION 5.04 Brokers. Except for Petrie, Parkman & Co., no broker or finder has acted for or on behalf of an IPP Party or any Affiliate of an IPP Party in connection with this Agreement or the transactions contemplated by this Agreement. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of an IPP Party or any of their Affiliates for which Pure has or will have any liabilities or obligations (contingent or otherwise).

SECTION 5.05 Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or to the Knowledge of the IPP Parties threatened against the IPP Parties or any Affiliate of the IPP Parties.

SECTION 5.06 Suits. Except as set forth in Schedule 5.06, there is no suit, action, claim, investigation or inquiry by any person or entity or by any administrative agency or Governmental Authority and no legal, administrative or arbitration proceeding pending or, to the Knowledge of the IPP Parties, threatened against the IPP Parties or any Affiliate of the IPP Parties or the Assets that has materially affected or could reasonably be expected to materially affect the IPP Parties' ability to consummate the transactions contemplated herein or materially affect the title to or value of the Assets.

SECTION 5.07 Royalties. To the Knowledge of the IPP Parties, all rentals, royalties and other payments due under the Leases described in Exhibit A have been paid in all material respects, except those amounts in suspense.

SECTION 5.08 Taxes. To the Knowledge of the IPP Parties, all ad valorem, property, production, severance, excise and similar taxes and assessments based on or measured by the ownership of Property or the production of Hydrocarbons or the receipt of proceeds therefrom on the Assets that have become due and payable have been paid in all material respects.

SECTION 5.09 Title. The IPP Parties own Defensible Title to the Assets.

SECTION 5.10 Investment. Prior to entering into this Agreement, the IPP Parties were advised by and have relied solely on their own legal, tax and other professional counsel concerning this Agreement, the Assets and the value thereof. The IPP Parties are acquiring their respective Limited Partner Interests for their own account and not for distribution or resale in any manner that would violate any state or federal securities law, rule, regulation or order. The IPP Parties understand and acknowledge that the Limited Partner Interests are restricted securities and may not be transferred without registration under applicable state and federal securities laws or the availability of an exemption from such registration.

SECTION 5.11 Compliance with Laws. To the Knowledge of the IPP Parties, the ownership and operation of the Assets have been, and the Assets are in conformity, in all material respects, with all applicable laws, and all applicable rules, regulations and orders of all Governmental Authorities having jurisdiction, including without limitation any laws, rules, regulations or orders pertaining to health, the environment, wastes or Hazardous Materials. To the Knowledge of the IPP Parties, all oil and gas wells comprising a part of the Properties that are operated by the IPP Parties have been drilled and completed within the boundaries of the applicable leases or within limits otherwise permitted by a valid and enforceable pooling, unit, or other agreement or contract or by applicable law.

SECTION 5.12 Records. The records furnished (including, without limitation, all gas balance information furnished to Pure in the data room) by the IPP Parties to Pure for evaluation of the Assets in connection with the purchase thereof pursuant to this Agreement were gathered from the business books and records of the IPP Parties and, to the Knowledge of the IPP Parties, were true, correct and complete in all material respects for the purposes for which such records were prepared at the time so prepared. This representation shall not cover any title records or records relating to any matter that would constitute a Title Defect as such records and title matters

(including Title Defects) are exclusively addressed in Article IV and Section
5.09 of this Agreement.

SECTION 5.13 Basic Documents. To the Knowledge of the IPP Parties, the oil, gas and/or mineral leases, the IPP Parties' interests in which comprise parts of the Assets, and all other material contracts and agreements, licenses, permits and easements, rights-of-way and other rights of surface use comprising any part of or otherwise relating to the Assets (such leases and such material contracts, agreements, licenses, permits, easements, rights-of-way and other rights of surface use being herein called the "Basic Documents"), are in full force and effect and constitute valid and binding obligations of the parties thereto. All material agreements encumbering the Leases to which the IPP Parties are a party or by which the IPP Parties are bound are disclosed on Part II of Exhibit A or
Schedule 5.15 (other than agreements for the sale of production described in clauses (b) and (c) of Section 5.15). Except as set forth on Schedule 5.13, to IPP Parties' Knowledge, none of the IPP Parties is in breach or default (and no situation exists which with the passing of time or giving of notice would create a breach or default) of its obligations under the Basic Documents and, to the Knowledge of the IPP Parties, no breach or default by any third party (or situation which with the passage of time or giving of notice would create a breach or default) exists, to the extent such breach or default (whether by an IPP Party or such a third party) could reasonably be expected to materially adversely affect the ownership, operation, value or use of any Assets after the Effective Time. Except as set forth on Schedule 5.13, to the Knowledge of the IPP Parties, all payments (including all delay rentals, royalties, shut-in royalties and valid calls for payment or prepayment under operating agreements) owing under the Basic Documents have been made (timely, and before the same became delinquent) by the IPP Parties in all material respects (and, where the non-payment of same by a third party could materially adversely affect the ownership, operation, value or use of a Property after the Effective Time, have been made, to the Knowledge of the IPP Parties, by such third parties). For the purposes of the representations contained in this Section 5.13 (and without limitation of such representations), the non-payment of an amount or non-performance of an obligation, where such non-payment or non-performance could result in the forfeiture or termination of rights of the IPP Parties under a Basic Document, shall be considered material.

SECTION 5.14 Commitments. To the Knowledge of the IPP Parties, the presently approved face amount of any currently outstanding and effective authorities for expenditure with respect to the Properties as of the date of this Agreement would not require the Partnership to incur after the Effective Time capital expenditures with respect to any one Property in excess of $100,000.00, other than as set forth in Schedule 5.14.

SECTION 5.15 Production Sales Contracts; Calls of Production. To the Knowledge of the IPP Parties, there exist no agreements for the sale of production from the Properties other than (a) production sales contracts (the "Scheduled Production Sales Contracts") disclosed in Schedule 5.15, (b) agreements or arrangements which are cancelable on 90 days notice or less without penalty or detriment or (c) agreements or arrangements for the sale of production by the operator of Properties not operated by the IPP Parties for a term not greater than one year and which provide for sales at market prices or the best price in the area. To the Knowledge of the IPP Parties, IPP is presently receiving a price for all production from (or attributable to) each Property covered by a Scheduled Production Sales Contract as computed in accordance with the terms of such contract, and is not having deliveries of gas from any Property subject to a Scheduled Production Sale Contract curtailed substantially below such Property's delivery capacity. To the Knowledge of the IPP Parties, except as disclosed on Schedule 5.15, there exist no calls to purchase production or other similar rights or options to purchase production from the Properties which affect, individually or in the aggregate, in excess of 500 barrels of oil equivalents (converting gas to oil at 6 MMBtu/barrel) of production as of the date of this Agreement (net to an IPP Party's interest) per day.

SECTION 5.16 Reserve Report Information. To the Knowledge of the IPP Parties, all historic production and cost information furnished by IPP, or its representatives, to Pure or to Ryder Scott Company in connection with the preparation of the reserve report with respect to the Properties dated as of July 1, 2000, was true and correct in all material respects at the time so furnished.

SECTION 5.17 Area of Mutual Interest Agreements. To the Knowledge of the IPP Parties, no Property is subject to (or has related to it) any area of mutual interest agreement ("AMI Agreement"), except (i) an AMI Agreement that is part of a joint operating agreement, which AMI Agreement covers the properties jointly owned by an IPP Party and the other parties thereto and an area extending not more than one mile beyond the boundaries of the properties owned (or formerly owned) jointly by such parties under such joint operating agreement, or (ii) as disclosed in Schedule 5.17.

SECTION 5.18 No Oral Contracts. Except as set forth in Schedule 5.18, to the Knowledge of the IPP Parties, no oral contracts for drilling or completion operations, leasing, sales of Assets or individual expenditures in excess of $50,000.00 are currently in force and effect as of the date of this Agreement that relate to any of the Assets.

SECTION 5.19 Exempt Assets. To the Knowledge of the IPP Parties, the aggregate fair market value of the Assets, excluding the Properties, Easements and Contracts, does not exceed $15,000,000.00.

SECTION 5.20 Plugging Obligations. Except for wells listed on Schedule 5.20, to the Knowledge of the IPP Parties, there are no dry holes or wells incapable of producing in commercial quantities that are located on the Properties or on lands pooled or unitized therewith (including, without limitation any wells which would, if located in Texas, require compliance with the Texas Railroad Commission Rule 14(b)(2)), except for wells that have been properly plugged and abandoned, and except for wells drilled to depths not included within the Properties or within units in which the Properties participate.

SECTION 5.21 Operations after Effective Time. Except as set forth in Schedule 5.21, from the Effective Time to the date of this Agreement, the IPP Parties have conducted their business with respect to the Assets in the ordinary course, consistent, in all material respects, with past practices.

SECTION 5.22 Gas Balancing, Take or Pay, Allowables. Schedule 5.22 sets forth to the Knowledge of the IPP Parties, all production imbalances as of the date set forth on said schedules with respect to the Properties. To the Knowledge of the IPP Parties, the overproduced and underproduced positions disclosed on Schedule 5.22 are, in each case, accurate in all material respects as of the dates shown on such schedule. To the Knowledge of the IPP Parties, no IPP Party, nor any other party, has received prepayments (including, but not limited to, payments for gas not taken pursuant to "take-or-pay" arrangements) for any of the IPP Parties' share of the Hydrocarbons produced from the Properties (or other properties) as a result of which the obligation exists to deliver Hydrocarbons produced from the Properties after the Effective Time without then or thereafter receiving payment (or without then or thereafter receiving full payment) therefore. To the Knowledge of the IPP Parties and except as may occur upon any change in applicable law, no well on the Properties is subject to having allowable production after the date hereof reduced below the full and regular allowable (including the maximum permissible tolerance) because of any over production prior to the date hereof (and no such reduction has occurred with respect to any well on the Properties since the Effective Time).

SECTION 5.23 Tax Partnerships. To the Knowledge of the IPP Parties, only the Properties listed on Schedule 5.23 are subject to (or have related to them) any tax partnerships. Schedule 5.23 sets forth, for each Property listed on Schedule 5.23, the tax managing partner of the tax partnership.

SECTION 5.24 Payment of Expenses. Except as set forth on Schedule 5.24, to the Knowledge of the IPP Parties, all expenses for labor, materials and supplies used or furnished for use in connection with the Assets operated by the IPP Parties and all joint interest billings received by the IPP Parties on non-operated Assets, have been paid (timely, and before the same become delinquent) by the IPP Parties, except such expenses and taxes as are disputed in good faith by the IPP Parties and for which an adequate accounting reserve has been established and for which sufficient funds have been retained by the IPP Parties to pay such expenses.

SECTION 5.25 No Environmental Defects. To the Knowledge of the IPP Parties, there are no Environmental Defects.

SECTION 5.26 Preferential Purchase Rights. Schedule 5.26 sets forth those preferential purchase rights that, to the Knowledge of the IPP Parties, are applicable to any Asset in connection with the transactions contemplated hereby to be assigned to the Partnership at the Closing.

                                  ARTICLE VI
              REPRESENTATIONS AND WARRANTIES OF THE PURE PARTIES

     The Pure Parties jointly and severally represent and warrant to the IPP Parties and the Partnership that:

SECTION 6.01 Existence. Each of the Pure Parties is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of the State in which such corporation or limited partnership was organized. Each of the Pure Parties has full legal power, right and authority to carry on its business as such is now being conducted and as contemplated to be conducted.

SECTION 6.02 Legal Power. Each of the Pure Parties has the legal power and right to enter into and perform this Agreement, the Partnership Agreement and the transactions contemplated hereby and thereby. The consummation of the transactions contemplated by this Agreement and the Partnership Agreement will not violate, nor be in conflict with:

     (a) any provision of such Pure Party's articles or certificate of incorporation, by-laws, or certificate of limited partnership;

     (b) any material agreement or instrument to which such Pure Party is a party or by which such Pure Party is bound; or

     (c) any judgment, order, ruling or decree applicable to such Pure Party as a party in interest or any law, rule or regulation applicable to such Pure Party.

SECTION 6.03 Execution. The execution, delivery and performance of this Agreement and the Partnership Agreement and the transactions contemplated hereby and thereby are duly and validly authorized by all requisite corporate or partnership action on the part of each of the Pure Parties. This Agreement and the Partnership Agreement constitute legal, valid and binding obligations of each of the Pure Parties enforceable in accordance with their terms.

SECTION 6.04 Brokers. Except for Credit Suisse First Boston, no broker or finder has acted for or on behalf of any of the Pure Parties or any Affiliate of a Pure Party in connection with this Agreement or the transactions contemplated by this Agreement. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of a Pure Party or any Affiliate of a Pure Party for which an IPP Party or the Partnership has or will have any liabilities or obligations (contingent or otherwise).

SECTION 6.05 Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or to the Knowledge of any Pure Party threatened against any Pure Party or any Affiliate of a Pure Party.

SECTION 6.06 Suits. There is no suit, action, claim, investigation or inquiry by any person or entity or by any administrative agency or Governmental Authority and no legal, administrative or arbitration proceeding pending or, to any Pure Party's Knowledge, threatened against a Pure Party or any Affiliate of a Pure Party that has materially affected or could reasonably be expected to materially affect a Pure Party's ability to consummate the transactions contemplated herein.

SECTION 6.07 Qualifications. At the Closing, Pure GP and the Partnership shall be qualified with all applicable Governmental Authorities to the extent necessary to manage and operate the Assets, except for qualifications to operate the Assets that are customarily obtained after the Closing, and qualifications which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on the IPP Parties or the Partnership or the operation of the Assets as a whole.

SECTION 6.08 Funds. The Pure Parties have or will have immediately prior to and at Closing sufficient funds to enable the Pure Parties to pay in full the Pure GP Capital Contribution, the Pure Triad Capital Contribution and the Pure LP4 Capital Contribution as herein provided and otherwise to perform the obligations of the Pure Parties under this Agreement.

SECTION 6.09 Hart-Scott-Rodino. Based on the truth and accuracy of the representations and warranties of the IPP Parties in Section 5.19 (without limitation to the Knowledge of the IPP Parties) the aggregate fair market value of the Assets that (a) do not constitute Exempt Assets does not exceed $15,000,000.00; and (b) do constitute Exempt Assets does not exceed $500,000,000.00.

                                  ARTICLE VII
    REPRESENTATIONS AND WARRANTIES OF THE PURE PARTIES AND THE PARTNERSHIP

     The Pure Parties and the Partnership jointly and severally represent and warrant to the IPP Parties that:

SECTION 7.01 Existence. The Partnership is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Partnership has full legal power, right and authority to carry on its business as such is now being conducted and as contemplated to be conducted.

SECTION 7.02 Legal Power. The Partnership has the legal power and right to enter into and perform this Agreement and the transactions contemplated hereby. The consummation of the transactions contemplated by this Agreement and the Partnership Agreement will not violate, nor be in conflict with:

     (a) any provision of the Partnership's certificate of formation or limited partnership agreement;

     (b) any material agreement or instrument to which the Partnership is a party or by which the Partnership is bound; or

     (c) any judgment, order, ruling or decree applicable to the Partnership as a party in interest or any law, rule or regulation applicable to the Partnership.

SECTION 7.03 Execution. The execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby are duly and validly authorized by all requisite partnership action on the part of the Partnership. This Agreement constitutes legal, valid and binding obligations of the Partnership enforceable in accordance with their terms.

                                                                     Exhibit 2.2

                                  ARTICLE VIII
                            OPERATION OF THE ASSETS

Section 8.01   Operation of the Assets Prior to Closing.

     (a) From and after the date of the execution of this Agreement and until Closing, and subject to the provisions of applicable operating and other agreements, the IPP Parties shall, and shall use commercially reasonable efforts to cause other operators to, operate and administer the Assets in a good and workmanlike manner consistent with their past practices, and shall carry on their business with respect to the Assets in substantially the same manner as before execution of this Agreement. The IPP Parties shall use commercially reasonable efforts to preserve in full force and effect all oil and gas leases, operating agreements, easements, rights-of-way, permits, licenses and agreements that relate to the Assets.

     (b) Without the prior written consent of the Partnership (which will not unreasonably be withheld), from the date of the execution of this Agreement until Closing, the IPP Parties shall not:

          (i) consent to the drilling of an exploratory well or the drilling, deepening, sidetracking, completing or plugging back of any development well with an estimated cost of $500,000.00 or more net to the interest of the IPP Parties or of one or more wells with an aggregate estimated cost of $3,000,000.00 or more net to the interest of the IPP Parties in any one month; provided, however, if the Partnership reasonably withholds its consent to any of the foregoing operations and in the reasonable judgment of the IPP Parties such operation should be undertaken and the Asset affected thereby would otherwise be temporarily or permanently forfeited if it non-consented to such operation, then the IPP Parties shall have the right to undertake such operation and the Asset affected thereby, together with any other Asset, the IPP Parties' interest in which would be temporarily or permanently forfeited if it non-consented to such operation, shall be excluded from this Agreement and shall be "Excluded Assets" hereunder;

          (ii) encumber, sell, transfer, assign, convey, or otherwise dispose of any of the Assets other than the sale of production in the ordinary course of business and other personal property which is replaced by equivalent property or consumed in the operation of the Assets; or

          (iii) knowingly modify in any material respect or terminate any Contract or enter into any new material contracts or agreements relating to any Asset, other than periodic production purchase and sale agreements terminable on not more than 90 days notice.

     (c) Each of the Pure Parties and the Partnership acknowledges that the IPP Parties own undivided interests in the Assets, and each of the Pure Parties and the Partnership agrees that the acts or omissions of the other working interests owners shall not constitute a violation of the provisions of this Article VIII, nor shall any action required by a vote of working interest owners constitute such a violation so long as the IPP Parties have voted their interests in a manner that complies with the provisions of this Article VIII. To the extent that the IPP Parties are not the operator of any of the Assets, the obligations of the IPP Parties in this Article VIII shall be construed to require that the IPP Parties use commercially reasonable efforts to cause the operator of such Assets to take such actions or render such performance within the constraints of the applicable operating agreements and other applicable agreements.

Section 8.02 Operation of the Assets After Closing. It is expressly understood and agreed that the IPP Parties shall not be obligated to continue operating any of the Assets following the Closing and the Partnership hereby assumes full responsibility for operating (or causing the operation of) all Assets following the Closing. The IPP Parties shall make their personnel available to the Partnership prior to Closing as may be reasonably necessary to assist in the transition if the Partnership or Pure GP becomes the operator. The IPP Parties do not warrant or guarantee that the Partnership or Pure GP will become the operator of the Assets or any portion thereof, as such matter will be controlled by the applicable joint operating agreement(s). In order to assist the Partnership in its ownership and operation of the Assets during the 60-day period following the Closing, IPP, the Partnership and Pure will enter into the Transition Services Agreement in substantially the form attached hereto as Exhibit D.

Section 8.03 Correction of Exhibits. It is the intent of the IPP Parties to convey, grant and assign, and the Partnership to receive all the Assets, except for the Excluded Assets, without any warranty of title by the IPP Parties (express, implied or statutory) but subject to the Partnership's remedies for Title Defects as expressly provided in Article IV. If the Partnership or the IPP Parties discover at any time prior to Closing that any Assets are not described on Exhibit A, or not sufficiently described on such Exhibit in order to transfer legal title to the Partnership and the other Parties hereto agree, then the Parties shall amend such Exhibit to include a sufficient description to assign title to such Assets to the Partnership and such Exhibit, as so amended, shall be the Exhibit used to describe the Assets to be assigned to the Partnership.

                                  ARTICLE IX
                 CONDITIONS TO OBLIGATIONS OF THE IPP PARTIES

     The obligations of each of the IPP Parties to consummate the transactions provided for herein are subject, at the option of the IPP Parties, to the fulfillment on or prior to the Closing Date of each of the following conditions:

Section 9.01 Representations. The representations and warranties of each of the Pure Parties and the Partnership herein contained shall be true and correct in all material respects on the Closing Date as though made on and as of such date.

Section 9.02 Performance. Each of the Pure Parties, Pure and the Partnership shall have performed, in all material respects, all material obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing. The matters set forth in Section 9.01 and this Section 9.02 shall be certified by each of the Pure Parties and the Partnership by officer's certificates delivered by an officer of each of the Pure Parties and the Partnership at the Closing.

Section 9.03 Pending Matters. No suit, action or other proceeding shall be pending or threatened that seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

Section 9.04  Capital Contributions.

     (a) Pure GP shall have made to the Partnership the Pure GP Capital Contribution, as the same may be adjusted hereunder.

     (b) the Pure Triad shall have made to the Partnership the Pure Triad Capital Contribution, as the same may be adjusted hereunder.

     (c) Pure LP4 shall have made to the Partnership the Pure LP4 Capital Contribution, as the same may be adjusted hereunder.

Section 9.05 Execution and Delivery of Closing Documents.

     (a) Each of the Pure Parties and Pure shall have executed, acknowledged and delivered, as appropriate, to IPP all closing documents described in Section 11.08.

     (b) The Partnership shall have executed, acknowledged and delivered, as appropriate, to IPP all closing documents described in Section 11.09.

Section 9.06 Closing Under Purchase Agreement. The transactions contemplated by that certain Agreement for Purchase and Sale by and among IPP, Pure and the other parties listed therein, dated of even date herewith and attached hereto as Annex III ("Purchase Agreement") shall have been consummated at a closing contemporaneous with the Closing.

Section 9.07 Sugg Ranch Field Consent. Any consent to assignment or other transfer or other similar restriction on assignability or transfer relating to the leases or operations on the Sugg Ranch Field shall have been obtained.

                                   ARTICLE X
                 CONDITIONS TO OBLIGATIONS OF THE PURE PARTIES

     The obligations of each of the Pure Parties to consummate the transactions provided for herein are subject, at the option of the Pure Parties, to the fulfillment on or prior to the Closing Date of each of the following conditions:

Section 10.01 Performance. Each of the IPP Parties shall have performed in all material respects all material obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing. The matters in this Section 10.01 and Section 10.05(i) (with inclusion of existing knowledge and materiality qualifiers) shall be certified by each of the IPP Parties by an officer's certificate delivered by an officer of each of the IPP Parties at the Closing.

Section 10.02 Pending Matters. No suit, action or other proceeding shall be pending or threatened that seeks to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

Section 10.03 Execution and Delivery of Closing Documents. Each of the IPP Parties shall have executed, acknowledged and delivered, as appropriate, to the Pure Parties and Pure all closing documents described in Section 11.07.

Section 10.04 Closing Under Purchase Agreement. The transactions contemplated by the Purchase Agreement shall have been consummated at a closing contemporaneous with the Closing.

Section 10.05 Material Adverse Change in Value. The value, as of the Closing Date, of the Assets (as defined in this Agreement) and the value of the Assets (as defined in the Purchase Agreement), collectively, shall not have diminished by Fifteen Million Dollars ($15,000,000.00) or more in the aggregate from the value that would otherwise be the case on the Closing Date but for the occurrence of one or more of the following: (i) the failure of any of the IPP Parties' representations or warranties (without regard to any knowledge or materiality qualifier as to any such representation or warranty) to be true and correct on the Closing Date as though made on and as of such date, (ii) an Environmental Defect pertaining to such Assets or (iii) a Title Defect pertaining to such Assets. The right of the Pure Parties to claim that there has been a material adverse change in value of such Assets shall be strictly construed and an adverse change in the price for Hydrocarbons or other condition generally affecting the oil and gas industry as a whole or the United States' economy shall not be considered in determining a diminution in value of such Assets.

Section 10.06 Sugg Ranch Field Consent. Any consent to assignment or other transfer or other similar restriction on assignability or transfer relating to the leases or operations on the Sugg Ranch Field shall have been obtained.

Section 10.07 Capital Contributions.

     (a) IPP shall have made to the Partnership the IPP Capital Contribution, as the same may be adjusted hereunder.

     (b) Southland shall have made to the Partnership the Southland Capital Contribution, as the same may be adjusted hereunder.

     (c) IPRC shall have made to the Partnership the IPRC Capital Contribution, as the same may be hereunder.

     (d) Transtates shall have made to the Partnership the Transtates Capital Contribution, as the same may be adjusted hereunder.

Section 10.08 IP Guaranty. International Paper Company shall have executed, acknowledged and delivered to the Partnership the IP Guaranty.

                                  ARTICLE XI
                                    CLOSING

Section 11.01 Time and Place of Closing. If the conditions referred to in Articles IX and X of this Agreement have been satisfied or waived in writing, the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Suite 3400, Houston, Texas 77002, on January 31, 2001 (the "Closing Date").

Section 11.02  Intentionally Omitted.

Section 11.03  Adjustments to Contribution Value at Closing.

     (a) At Closing, the Contribution Value shall be increased by the following amounts:

          (i) the amount as of the Effective Time of all prepaid ad valorem, property or similar taxes and assessments based upon or measured by ownership of the Assets, insofar as such prepaid taxes relate to periods of time after the Effective Time;

          (ii) (A) all direct costs and expenses (excluding costs and expenses attributable to the categories of expenses described in Schedule 11.03(a)(ii) and any costs or expenses of employee severance or termination benefits or similar costs and expenses) incurred or accrued by IPP including, but not limited to, rentals, royalties, production and severance taxes, capital expenditures, and lease operating expenses and (B) 90% of the actual costs incurred or accrued by IPP in connection with the categories of expenses described in Schedule 11.03(a)(ii) (excluding any costs or expenses of employee severance or termination benefits or similar costs and expenses), in each case, that are attributable to the Assets (excluding, however, any costs incurred by IPP in connection with the transactions contemplated hereby), to the extent, in each case, that such costs and expenses are attributable to the period of time from the Effective Time to the Closing Date;

          (iii) the value of all Hydrocarbons produced prior to the Effective Time but in storage above the pipeline connection or upstream of the applicable sales meter at the Effective Time; and

          (iv) any other amount provided for in this Agreement or agreed upon by Pure and IPP.

     (b) At Closing, the Contribution Value shall be decreased by the following amounts:

          (i) an amount equal to all unpaid ad valorem, property, production, severance and similar taxes and assessments based upon or measured by the ownership of the Assets that are attributable to periods of time prior to the Effective Time, which amounts shall, to the extent not actually assessed, be computed based on such taxes and assessments for the preceding tax year (such amount to be prorated for the period of the IPP Parties' and the Partnership's ownership before and after the Effective Time);

          (ii) an amount equal to all gross revenues (including COPAS overhead collected from third parties) accruing to IPP with respect to the Assets and attributable to the period of time after the Effective Time, and the net effect of the reduction from the Effective Time to the Closing of the gas overproduction imbalance with respect to the Assets existing as of the Effective Time set forth in Schedule 5.22;

          (iii) the Allocated Value of any Asset elected to be purchased by a third party prior to the Closing pursuant to a preferential purchase right as provided in Section 4.07;

          (iv) any Holdback Value resulting from any failure to receive a consent to assign as provided in Section 4.08; and

          (v) any other amount provided for in this Agreement or agreed upon by Pure and IPP.

     (c) The adjustments described in Sections 11.03(a) and (b) are hereinafter referred to as the "Contribution Value Adjustments."

     (d) Provided that the Closing occurs, appropriate adjustments shall be made between the Partnership and IPP so that (i) the Partnership will receive all proceeds from sales of Hydrocarbons that are produced and saved from and after the Effective Time and any other revenues arising out of the ownership or operation of the Assets from and after the Effective Time, net of all applicable production, severance, and similar taxes, and net of all costs and expenses that are incurred in the ownership or operation of the Assets from and after the Effective Time, including, without limitation, all drilling costs, all capital expenditures, all overhead charges paid to unrelated third parties under applicable operating or other agreements and (ii) subject to Article XIII, IPP will receive all proceeds from sales of Hydrocarbons that are produced and saved prior to the Effective Time and any other revenues arising out of the ownership or operation of the Assets prior to the Effective Time, net of all applicable production, severance, and similar taxes, and net of all costs and expenses that are incurred in the ownership or operation of the Assets prior to the Effective Time, provided, in each case, that such proceeds have not been accounted for as a Contribution Value Adjustment.

     (e) No adjustments to the Contribution Value shall be made for the value of the aggregate net gas imbalances relative to the Properties existing as of the Effective Time.

Section 11.04 Pre-Closing Allocations/Statement. Not later than two business days prior to the Closing Date, IPP shall prepare and deliver to Pure and the Partnership a statement of the estimated Contribution Value Adjustments taking into account the foregoing principles (the "Statement").

Section 11.05  Post-Closing Adjustments to Contribution Value.

     (a) On or before 90 business days after the Closing Date, IPP shall prepare and deliver to the Partnership a revised Statement setting forth the actual Contribution Value Adjustments. To the extent reasonably required by IPP, the Partnership shall assist in the preparation of the revised Statement. IPP shall provide the Partnership such data and information as the Partnership may reasonably request supporting the amounts reflected on the revised Statement in order to permit the Partnership to perform or cause to be performed an audit. The revised Statement shall become final and binding upon the parties on the 30th business day following receipt thereof by the Partnership (the "Final Settlement Date") unless the Partnership gives written notice of its disagreement (a "Notice of Disagreement") to IPP prior to such date. Any Notice of Disagreement shall specify in detail the dollar amount, nature and basis of any disagreement so asserted. If a Notice of Disagreement is received by IPP in a timely manner, then the Parties shall resolve the Dispute evidenced by the Notice of Disagreement in accordance with Article XV.

     (b) If the amount of the Contribution Value as set forth on the Final Statement exceeds the amount of the estimated Contribution Value at Closing, then (i) the Contribution Value shall be increased by the amount by which the Contribution Value as set forth on the Final Statement exceeds the amount of the estimated Contribution Value at Closing within five business days after the Final Settlement Date or, if applicable, the date such amount is determined pursuant to Article XV, together with interest at the Interest Rate as accrued from the Closing Date until the date of the increase and (ii) the Pure Triad shall contribute to the capital of the Partnership cash in an amount equal to the increase in the Contribution Value as provided in (i) of this sentence. If the amount of the Contribution Value as set forth on the Final Statement is less than the amount of the estimated Contribution Value at Closing, then the Contribution Value shall be decreased by the amount by which the Contribution Value as set forth on the Final Statement is less than the amount of the estimated Contribution Value at Closing within five business days after the Final Settlement Date or, if applicable, the date such amount is determined pursuant to Article XV, together with interest at the Interest Rate as accrued from the Closing Date until the date of the decrease. For purposes of this Agreement, (i) the term "Final Statement" shall mean (A) if the revised Statement becomes final pursuant to Section 11.05(a), such revised Statement or
(B) upon resolution of any Dispute regarding a Notice of Disagreement, the revised Statement reflecting such resolutions, which the Parties shall issue, or cause the Independent Expert or arbitrators to issue, as applicable, following such resolution, (ii) the term "Interest Rate" shall mean an annual rate of interest of 6 1/2%, and (iii) the term "Post Closing Adjustment" shall mean the difference between the Contribution Value as set forth on the Final Statement and the estimated Contribution Value, as adjusted by Contribution Value Adjustments, at Closing, whether positive or negative.

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Section 11.06  Ad Valorem and Similar Taxes. Ad valorem, property and similar taxes and assessments based upon or measured by the value of the Assets shall be divided or prorated between the IPP Parties, on the one hand, and the Partnership, on the other, as of the Effective Time. The IPP Parties shall assume responsibility for such taxes attributable to the period of time prior to the Effective Time and the Partnership shall assume responsibility for the periods of time from and after the Effective Time.

Section 11.07 Actions of the IPP Parties at Closing. At the Closing, the IPP Parties shall:

     (a) execute, acknowledge and deliver to the Partnership (i) the Conveyance and such other conveyances, assignments, transfers, bills of sale and other instruments (in form and substance mutually agreed upon by Pure and the IPP Parties) as may be necessary or desirable to contribute the Assets to the Partnership, (ii) the Transition Services Agreement in the form attached as Exhibit D (the "Transition Services Agreement"), and (iii) the Master Offset Agreement;

     (b) execute, acknowledge and deliver to the Partnership letters in lieu of transfer or division orders directing all purchasers of production from the Properties to make payment of proceeds attributable to such production to the Partnership from and after the Effective Time as reasonably requested by Pure GP prior to the Closing Date;

     (c)  deliver to the Partnership possession of the Assets;

     (d) execute and deliver to the Partnership affidavits attesting to their non-foreign status;

     (e) execute and deliver any document necessary to effect a change of operator in any state or any offshore area over which the United States of America or any state asserts jurisdiction where an IPP Party is the operator as of the Closing;

     (f) deliver to the Pure Parties and the Partnership a copy of the Partnership Agreement duly executed by IPP, IPRC, Transtates and Southland;

     (g) deliver to the Partnership, the IPRC Capital Contribution and the Transtates Capital Contribution by means of a completed federal funds transfer of same day funds to the account of the Partnership;

     (h) consummate, or cause to be consummated, the transactions contemplated by the Purchase Agreement;

     (i) execute, acknowledge and deliver any other agreements provided for herein or necessary or desirable to effectuate the transactions contemplated hereby;

     (j) cause IPP Affiliate Borrower to execute and deliver a copy of the Senior Note Agreement and, upon receipt of the Senior Loan, the Note; and

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

     (k) pay the Partnership, in immediately available funds, an amount equal to all cash in, or attributable to, suspense amounts lawfully owed by the owner of a Lease to a third party relative to the Assets and retained by the IPP Parties.

Section 11.08 Actions of the Pure Parties and Pure at Closing. (a) At the Closing, Pure GP, Pure LP1, Pure LP2, Pure LP3 or Pure LP4, as the case may be, shall:

          (i) deliver or cause to be delivered to the Partnership the Pure GP Capital Contribution, the Pure Triad Capital Contribution and the Pure LP4 Capital Contribution by means of a completed federal funds transfer of same day funds to the account of the Partnership;

          (ii) deliver or cause to be delivered to the Partnership a copy of the Partnership Agreement duly executed by each of Pure GP, Pure LP1, Pure LP2, Pure LP3 and Pure LP4;

          (iii) consummate, or cause to be consummated, the transactions contemplated by the Purchase Agreement;

          (iv)  execute and deliver to the IPP Parties the Indemnity Agreement;
and

          (v)   execute, acknowledge and deliver the documents described in
Section 11.07(a) and any other agreements provided for herein or necessary or desirable to effectuate the transactions contemplated hereby.

     (b)  At the Closing, Pure shall:

          (i)   execute and deliver to the IPP Parties the Pure Guaranty;

          (ii) execute and deliver to the IPP Parties the Transition Services Agreement; and

          (iii) execute, acknowledge and deliver any other agreements provided for herein or necessary or desirable to effectuate the transactions contemplated hereby.

Section 11.09 Actions of Partnership at Closing. At Closing, the Partnership shall:

     (a) issue and deliver the General Partner Interest to Pure GP as provided in the Partnership Agreement;

     (b) issue and deliver Limited Partner Interests to the IPP Parties, Pure LP1, Pure LP2, Pure LP3 and Pure LP4 as provided in the Partnership Agreement;

     (c) execute and deliver a copy of the Senior Note Agreement and fund the Senior Loan;

     (d)  execute and deliver a copy of the Indemnity Agreement;

     (e)  execute and deliver a copy of the Master Offset Agreement; and

     (f) execute, acknowledge and deliver any other agreements provided for herein or necessary or desirable to effectuate the transactions contemplated hereby.

Section 11.10  Further Cooperation.

     (a) Except as necessary for IPP to perform under the Transition Services Agreement, the IPP Parties shall make the Records available to be picked up by the Partnership at the offices of IPP during normal business hours within five days after the Closing. The IPP Parties shall have the right to retain copies of any of the Records.

     (b) It is the intent of the IPP Parties to contribute and assign to the Partnership pursuant to the terms of this Agreement all of their right, title and interest in and to all oil, gas and mineral leases that they currently own as of the date hereof in the areas described in Exhibit A attached hereto, except to the extent that any such oil, gas and mineral leases are sold and conveyed to the Buyer (as defined in the Purchase Agreement) under the Purchase Agreement or any such oil, gas and mineral leases are specifically described as Excluded Assets hereunder or under the Purchase Agreement. After the Closing, the IPP Parties agree that, at the request of the Partnership, the IPP Parties, without additional consideration, shall execute and deliver or cause to be executed and delivered from time to time to the Partnership a Conveyance covering any such oil, gas and mineral leases to the extent such oil, gas and mineral leases (i) were not previously assigned to the Partnership pursuant to the terms of this Agreement, (ii) were not sold and conveyed to the Buyer under the terms of the Purchase Agreement, and (iii) were not specifically described as Excluded Assets hereunder or under the terms of the Purchase Agreement.

     (c) After the Closing Date, each Party at the request of another and without additional consideration, shall execute and deliver, or shall cause to be executed and delivered from time to time such further instruments of conveyance and transfer and shall take such other action as the other Party may reasonably request to convey and deliver the Assets to the Partnership and to accomplish the orderly transfer of the Assets to the Partnership in the manner contemplated by this Agreement. To effect the foregoing with respect to corrections of the descriptions of the Assets to be sold and conveyed hereby, the Partnership shall provide the IPP Parties with a written request for a corrective instrument together with the Partnership's available title information and a form of Conveyance with the corrected description. The IPP Parties shall use their commercially reasonable efforts to execute and return such Conveyance within ninety (90) days of receipt of the Partnership's written request; provided that if the Partnership requests the return of the Conveyance within forty-five (45) days of receipt of the Partnership's written request, then the Partnership shall pay the IPP Parties' reasonable third-party costs and expenses therewith. After the Closing, the Parties will cooperate to have all proceeds received attributable to the Assets to be paid to the proper Party hereunder and to have all expenditures to be made with respect to the Assets to be made by the proper Party hereunder.

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

     (d)  Prior to the execution of this Agreement, Pure Resources, Inc.
("Pure Parent") has consulted with the U.S. Securities and Exchange Commission (the "SEC") to determine the type of financial statements ("Required Financial Statements") pertaining to the Assets that will be required of Pure Parent in connection with reports, registration statements and other filings to be made by Pure Parent related to the transactions contemplated by this Agreement and the Purchase Agreement with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). IPP shall use its best efforts to prepare, at the sole cost and expense of the Pure Parties, the Required Financial Statements in such form that the Required Financial Statements can be audited. If the Required Financial Statements consist only of statements of revenues and direct expenses related to the Assets, such Required Financial Statements shall be audited by KPMG, LLP, the independent certified public accountants of Pure Parent. If, however, the Required Financial Statements consist of full audited financial statements of IPP and statements of revenues and direct expenses of the Assets acquired from the other IPP Party, the Required Financial Statements shall be audited by Arthur Andersen LLP, IPP's independent certified public accountants, and IPP shall use its best efforts to cause Arthur Andersen LLP to (1) issue to IPP an unqualified opinion with respect to the Required Financial Statements (the Required Financial Statements and related opinions being hereinafter referred to as the "Audited Financial Statements") and (2) provide its written consent for the use of its audit reports of the Audited Financial Statements to prepare and file reports under the Exchange Act and the Securities Act, as needed. IPP shall complete the Required Financial Statements as soon as reasonably practicable and if required to deliver the Audited Financial Statements to Pure Parent, IPP shall complete and deliver the Audited Financial Statements not later than ten days prior to the date that such Audited Financial Statements would be required to be filed by Pure Parent with a report on Form 8-K under the Exchange Act. In the event that Arthur Andersen LLP conducts the audit of the Required Financial Statements, Pure may, at its option and expense, engage KPMG, LLP to monitor and review the progress of the production of the Audited Financial Statements. The Pure Parties shall bear all reasonable and customary costs and expenses involved in the preparation and audit of any financial statements required pursuant to this subsection and shall be entitled to review and copy any work papers or other records used by Arthur Andersen LLP or necessary for Pure Parent to prepare pro forma financial statements.

Section 11.11 Confidentiality Agreement. If the Closing occurs, the confidentiality agreement dated September 18, 2000 executed by Petrie Parkman & Co., on behalf of IPP, and Pure (the "Confidentiality Agreement") shall terminate and be of no further force or effect insofar as the Confidentiality Agreement relates to the Assets.

Section 11.12 Employee Matters.

     (a) Employees. The IPP Parties have furnished the Pure Parties with a list identifying by name, location and position the employees of IPP Parties or their Affiliates who are assigned to the operation of the Assets, as such term is defined in this Agreement and also as defined in the Purchase Agreement (the "Employees"). Within sixty (60) days after Closing ("Hire Date"), Pure GP or one of its Affiliates shall offer employment to such Employees as Pure GP, in its sole discretion may choose. The terms, conditions and benefits relating to all such offers of employment shall be substantially comparable with the terms, conditions and benefits Pure Parent and its Affiliates (other than Unocal) provide to similarly situated employees of Pure Parent and its Affiliates (other than Unocal). Employment under such offers shall commence on the later of the Hire Date, or the date such Employee, if not actively at work on the Hire Date for any reason, excluding vacation, sick leave, jury duty or similar approved absence or regularly scheduled days off, begins full-time active employment with Pure GP or one of its Affiliates (the "Employment Commencement Date"), provided such Employee begins such employment within 90 days of the Hire Date. The Employees who accept and actually commence employment with Pure GP or one of its Affiliates as provided above are hereinafter collectively referred to as "Transferred Employees." Pure GP shall notify IPP Parties in writing not less than seven days prior to the Hire Date of the Employees to whom it has offered employment. IPP Parties shall be responsible for all obligations and liabilities, if any, under the Worker Adjustment and Retraining Notification Act and any comparable state laws with respect to the Employees who do not become Transferred Employees.

     (b)  No Solicitation of Employees.

          (i) Without the prior written consent of Pure GP, IPP Parties shall refrain and shall cause their Affiliates to refrain for a period of one year from the Hire Date, from soliciting directly or indirectly, the employment of or otherwise seeking to engage the services of any Transferred Employee.

          (ii) Without the prior written consent of IPP Parties, Pure GP shall refrain, and shall cause its Affiliates to refrain, for a period of one year from the Hire Date, from soliciting, directly or indirectly, the employment of or otherwise seeking to engage the services of any employee of IPP Parties or any of their Affiliates, other than the Transferred Employees.

          (iii) Notwithstanding paragraphs (i) and (ii) of this Section 11.12(b), nothing herein shall prevent a party hereto (the "Hiring Party") from hiring any employee of another party hereto if such person responds to a general advertisement of employment that is not directed to such individual specifically or was otherwise not directly or indirectly solicited by the Hiring Party.

          (iv) If an Employee who does not become a Transferred Employee is terminated by IPP Parties or an Affiliate of IPP Parties on or after the Closing Date and is employed by Pure GP or an Affiliate of Pure GP (other than Unocal) within six months of the Closing Date, Pure GP shall promptly notify IPP Parties thereof and shall pay to IPP Parties an amount equal to the product of (x) the amount, if any, paid to such Employee by IPP Parties or an Affiliate of the IPP Parties pursuant to IPP Parties' Severance Plan, and (y) a fraction, the numerator of which is 365 less the number of days that have elapsed from the Closing Date to such Employee's employment date with Pure GP or an Affiliate of Pure GP (other than Unocal), and the denominator of which is 365.

     (c) Pure Employee Benefit Plans. Effective as of their Employment Commencement Dates, Pure GP shall provide, or cause to be provided, to the Transferred Employees employee benefit plans and programs, including vacation policies, ("Pure's Benefit Plans") on substantially the same basis that such plans and programs are provided to similarly situated employees of Pure Parent and its Affiliates (other than Unocal). Pure GP shall grant, or shall cause its Affiliates to grant, each Transferred Employee credit under Pure's Benefit Plans for his service with IPP Parties and/or their Affiliates as of his Employment Commencement Date for all purposes (other than the accrual of benefits under a defined benefit pension plan and not to exceed thirty (30) days accrued vacation time) for which such service was recognized by IPP Parties or their Affiliates under a similar plan or program. With respect to Pure's Benefit Plans that provide group health, life or disability benefits, Pure GP and its Affiliates shall cause each such plan to
(i) waive any exclusions, restrictions or limitations with respect to pre-existing conditions or waiting periods thereunder to the extent that the same were waived or satisfied by the Transferred Employee on the Employment Commencement Date under such analogous plan of IPP Parties or their Affiliates and (ii) credit any health expenses paid by a Transferred Employee or his or her covered dependents during the year in which his Employment Commencement Date commences for purposes of satisfying any applicable deductible, coinsurance and maximum out-of-pocket provisions under such Pure's Benefit Plan. Pure's Benefit Plan shall be responsible for all benefit claims for group health by Transferred Employees and their dependents for covered services rendered on and after the date their participation in Pure's Benefit Plan commences, to the extent covered by Pure's Benefit Plan, and IPP Parties' group health plans shall be responsible for all benefit claims by Transferred Employees and their dependents for covered services rendered before their participation in Pure's Benefit Plan commences, to the extent covered by IPP Parties' plan.

     (d) Severance. For a period of not less than 12 months following the Hire Date, Pure GP agrees to provide, or to cause an Affiliate of Pure GP to provide, the Transferred Employees with severance pay and benefits upon any termination of such Transferred Employee's employment by Pure GP or an Affiliate of Pure GP, other than for Cause or disability, that are not less than the severance pay and benefits provided under IPP Parties' Severance Plan, as attached hereto as Exhibit E; provided, however, if the termination of a Transferred Employee's employment by Pure GP or an Affiliate of Pure GP, other than for Cause or disability, occurs within the first six months following the Hire Date, IPP Parties will reimburse Pure GP for one-half of the costs of such severance pay and benefits up to a maximum of one-half of the severance pay and benefits that would have been provided under IPP Parties' Severance Plan. For purposes of this Agreement, "Cause" means a material violation of the policies and procedures of Pure GP and its Affiliates, willful misconduct, gross negligence, engagement in conduct which is injurious (monetarily or otherwise) to Pure GP and its Affiliates, fraud, theft, or the commission of a felony or a misdemeanor involving moral turpitude. Following such 12 month period, Pure GP shall provide to the Transferred Employees then employed by Pure GP or one of its Affiliates, severance pay and benefits on substantially the same basis that such severance pay and benefits are provided to similarly situated employees of Pure GP and its Affiliates (other than Unocal).

     (e) 401(k) Plan Rollovers. As soon as administratively feasible after the Closing Date, Pure shall cause the trustee of Pure's 401(k) plan trust to accept direct rollovers from IPP Parties' 401(k) plan trust for each Transferred Employee electing the same with respect to his or her vested account thereunder. Such direct rollovers shall be made in cash and participant promissory notes for any outstanding loans of such Transferred Employees under Pure's 401(k) plan.

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                                  ARTICLE XII
                                  TERMINATION

Section 12.01 Right of Termination. This Agreement may be terminated at any time at or prior to Closing:

     (a)  by mutual written consent of the Parties;

     (b) by the IPP Parties on the Closing Date if by the Closing Date (i) the conditions set forth in Sections 9.01, 9.02, 9.04, 9.06 or 9.07 have not been fully satisfied by the applicable Pure Party or waived by the IPP Parties in writing or (ii) any of the other conditions in Article IX have not been satisfied in all material respects by the Pure Parties, Pure and the Partnership, as applicable, or waived by the IPP Parties in writing;

     (c) by the Pure Parties on the Closing Date if by the Closing Date (i) the conditions set forth in Sections 10.01, 10.04, 10.05, 10.06 or 10.07 have not been fully satisfied by the IPP Parties or waived by the Pure Parties in writing or (ii) any of the other conditions set forth in Article X have not been satisfied in all material respects by the applicable IPP Party or waived by the Pure Parties in writing;

     (d) by any Party if the Closing shall not have occurred on or before January 31, 2001;

     (e) by any Party if any Governmental Authority shall have issued an order, judgment or decree or taken any other action challenging, restraining, enjoining, prohibiting or invalidating the consummation of any of the transactions contemplated herein; or

     (f)  as otherwise provided herein;

provided, however, that no Party shall have the right to terminate this Agreement pursuant to clause (b), (c) or (d) above if such Party or its Affiliates are at such time in material breach of any provision of this Agreement or the Purchase Agreement.

Section 12.02 Effect of Termination. In the event that Closing does not occur as a result of any Party exercising its right to terminate pursuant to Section 12.01, this Agreement shall be null and void and no Party shall have any further rights or obligations under this Agreement, except that nothing herein shall relieve any Party from any liability for any breach hereof or any liability that has accrued prior to the date of such termination.

Section 12.03 Attorney Fees, Etc. If a Party to this Agreement resorts to legal proceedings to enforce this Agreement, the prevailing Party in such proceedings shall be entitled to recover all costs incurred by such Party including reasonable attorney's fees, in addition to any other relief to which such Party may be entitled.

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                                 ARTICLE XIII
                        ASSUMPTION AND INDEMNIFICATION

Section 13.01 Retained Obligations. Provided that the Closing occurs, the IPP Parties hereby retain all obligations and liabilities for the following (collectively the "Retained Obligations"):

          (a) the payment of any tax owed by the IPP Parties attributable to the ownership or operation of the Assets prior to the Effective Time, including (i) the IPP Parties' pro rata share of ad valorem taxes under
     Section 11.03, but in any event only to the extent attributable to the taxable periods or portions thereof ending before the Effective Time, (ii) severance or production taxes relating to Hydrocarbons produced from the Assets prior to the Effective Time and (iii) the federal and state income tax obligations of the IPP Parties;

          (b) any suit or action, against the IPP Parties pending by or before any Governmental Authority, on or before the Effective Time, including without limitation those described in Schedule 5.06;

          (c) any liability for criminal penalties attributable to the ownership or operation of the Assets occurring prior to the Effective Time;

          (d) subject to the obligations of Pure GP to make payments pursuant to Sections 11.12(b)(iv) and 11.12(d), any liability for claims asserted by any employees of the IPP Parties or for claims arising out of or related in any way to (A) the employment, termination of employment or terms or conditions of employment of employees or applicants of the IPP Parties or their affiliates (or employees or applicants otherwise relating to the operation of the Assets) or (B) the failure by the IPP Parties or their affiliates to comply with any law, order, decree, or ordinance relating to employment, in each of (A) and (B) to the extent arising or occurring on or before the Closing Date, and (ii) without limiting the generality of the foregoing, any liability arising under (1) any employee benefit plan, program, arrangement or agreement (each, a "Plan") of the IPP Parties or their affiliates, (2) any Plan for the benefit of or that benefits the employees of the IPP Parties or their affiliates, or (3) the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended, based upon any such Plans (where an "affiliate" of the IPP Parties means any Person which, together with the IPP Parties, would be treated as a single employer under Section 414 of such Internal Revenue Code);

          (e) the payment, non-payment, mispayment of royalties with respect to the Assets for production prior to the Effective Time including without limitation any penalties associated therewith, and any liability by virtue of any failure to properly account, pay or report any royalties including any that have escheated to the state; provided, however, that to the extent
     (i) any royalties have been suspended and (ii) the Partnership has received monies (designated in a payment deck by well or unit) therefor (the "Suspended Funds"), any liability with respect to the proper payment of such

     Suspended Funds after the Closing Date and only with respect to the Suspended Funds, shall not be a Retained Obligation;

          (f) all costs and expenses (including without limitation capital expenditures) for labor, materials, equipment and supplies used or furnished for use in connection with the Assets prior to the Effective Time; and

          (g) any liability for an aggregate net gas overproduction relative to the Properties existing as of the Effective Time in excess of 50,000 Mcf.

Section 13.02 Assumption. Provided that the Closing occurs, but excluding the Retained Obligations, the Partnership shall assume all duties, obligations and liabilities of every kind and character with respect to the Assets or the ownership or operation thereof, whether or not attributable to periods before or after the Effective Time, including, without limitation, those arising out of
(a) the terms of the Easements, Contracts or Leases comprising the Assets, (b) any aggregate net overproduction relative to the Properties existing as of the Effective Time that is less than 50,000 Mcf and any and all gas imbalances, relative to the Properties accruing from and after the Effective Time, (c) those obligations with respect to the Suspended Funds not retained by the IPP Parties pursuant to Section 13.01(e), (d) ad valorem, property, production, severance and other similar taxes or assessments based upon or measured by the ownership of the Assets or the production therefrom insofar, and only insofar as such taxes relate to periods from and after the Effective Time, (e) the condition of the Properties on the Closing Date, (f) obligations to properly plug and abandon or re-plug or re-abandon wells located on the Properties, and (g) obligations to restore the surface of the Properties and obligations to bring the Properties into compliance with applicable Environmental Laws (including, without limitation, conducting any investigation, remediation or monitoring activities that may be required on or otherwise in connection with activities on the Properties), regardless of whether such obligations or conditions or events giving rise to such obligations, arose, occurred or accrued before or after the Closing Date; provided, however, that the Partnership does not assume liability for Retained Obligations. The duties, obligations and liabilities assumed by the Partnership under this Section 13.02 are herein called the "Assumed Obligations."

Section 13.03 Pure Parties' Indemnification. Provided that the Closing occurs, the Pure Parties and the Partnership, jointly and severally, shall release, defend, indemnify and hold harmless each of the IPP Parties and their respective stockholders, officers, directors, employees, agents, representatives, Affiliates, subsidiaries, successors and assigns (collectively, the "IPP Indemnitees") from and against any and all claims, liabilities, losses, damages, causes of actions, penalties, judgments, settlements, costs and expenses (including, without limitation, involving theories of negligence or strict liability and including court costs and attorneys' fees) ("Losses") as a result of, arising out of, or related to the breach of any of the representations, warranties, covenants or agreements of any of the Pure Parties or the Partnership contained in this Agreement, or as a result of, arising out of, or relating to the Assumed Obligations, REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY THE JOINT OR CONCURRENT NEGLIGENCE (IN ANY DEGREE, ACTIVE OR PASSIVE) OR STRICT LIABILITY OF ANY OF THE IPP INDEMNITEES.

Section 13.04 IPP Parties' Indemnification. Provided that the Closing occurs, the IPP Parties shall release, defend, indemnify and hold harmless the Pure Parties and their shareholders, officers, directors, employees, agents, representatives, Affiliates, subsidiaries, successors and assigns (collectively, the "Pure Indemnitees") from and against any and all Losses as a result of, arising out of, or related to the following:

     (a)  the Retained Obligations,

     (b) Environmental Defects resulting from the IPP Parties or their Affiliates ownership or operations on the surface, including operations by the IPP Parties or their Affiliates at any surface facilities or any activities by the IPP Parties their Affiliates on any tract (other than activities related to the production of Hydrocarbons or any substance produced in association therewith) prior to the Effective Time (for purposes of this Section 13.04(b), the term "Assets" as used in the definition of Environmental Defects means all the assets or properties of the IPP Parties or their Affiliates), or

     (c) the breach of any of the representations, warranties, covenants or agreements of the IPP Parties contained in this Agreement,

IN EACH CASE REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY THE JOINT OR CONCURRENT NEGLIGENCE (IN ANY DEGREE, ACTIVE OR PASSIVE) OR STRICT LIABILITY OF ANY OF THE PURE INDEMNITEES.

Section 13.05  Indemnification Procedure.

     (a) All claims for indemnification under this Agreement shall be asserted and resolved pursuant to this Section 13.05 and Article XV. Any person or entity claiming indemnification hereunder is hereinafter referred to as the "Indemnified Party" and any person or entity against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party."

     (b) In the event that (i) any claim, demand or proceeding is asserted or instituted in writing by any Person other than the parties to this Agreement or their Affiliates which could give rise to Losses for which an Indemnifying Party could be liable to an Indemnified Party under this Agreement (such claim, demand or proceeding, a "Third Party Claim") or (ii) any Indemnified Party shall have a claim to be indemnified by any Indemnifying Party under this Agreement which does not involve a Third Party Claim (such claim, a "Direct Claim"), the Indemnified Party shall promptly send to the Indemnifying Party a written notice specifying the nature of such claim, together with information reasonably available to the Indemnified Party with respect to such claim (a "Claim Notice"), provided that a delay in notifying the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that such failure shall have caused actual prejudice to the Indemnifying Party.

     (c) In the event of a Third Party Claim, the Indemnifying Party shall have 30 days after receipt of the Claim Notice relating to such Third Party Claim to elect to undertake, conduct and control, through counsel of its own choosing (provided that such counsel is reasonably acceptable to the Indemnified Party) and at its own expense, the settlement or defense of such Third Party Claim (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by any Indemnified Party except as set forth below). If the Indemnifying Party elects to undertake such defense, it shall promptly assume and hold such Indemnified Party harmless from and against the full amount of any Damages resulting from such Third Party Claim to the extent provided herein. Notwithstanding an Indemnifying Party's election to undertake, conduct and control such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel at its cost, and the Indemnifying Party shall not bear the fees, costs and expenses of such separate counsel. If the Indemnifying Party elects to undertake such defense, (i) the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting such Third Party Claim, and, if appropriate and related to such Third Party Claim, the parties will reasonably cooperate with each other in connection with making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any Person, (ii) such Third Party Claim may not be settled or compromised by the Indemnified Party without the prior written consent of the Indemnifying Party; provided that in the event any Indemnified Party settles or compromises or consents to the entry of any judgment with respect to any Third Party Claim without the prior written consent of the Indemnifying Party, such Indemnified Party shall be deemed to have waived all rights against the Indemnifying Party for indemnification under this Article XIII, and (iii) the Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the third party asserting such claim to all Indemnified Parties of (A) unconditional release from all liability with respect to such Third Party Claim or (B) consent to entry of any judgment. If the Indemnifying Party does not notify the Indemnified Party of its election to undertake the defense of such Third Party Claim within 30 days after receipt of the Claim Notice relating to such Third Party Claim, the Indemnified Party shall have the right to contest, settle, compromise or consent to the entry of any judgment with respect to such Third Party Claim and in doing so shall not thereby waive any right to indemnity therefor pursuant to this Article XIII, provided that at any time thereafter the Indemnifying Party may assume the defense of such Third Party Claim.

     (d) In the event of a Direct Claim, the Indemnifying Party shall notify the Indemnified Party within 30 days of receipt of a Claim Notice whether or not the Indemnifying Party disputes such claim.

     (e) From and after the delivery of a Claim Notice under this Agreement, at the reasonable request of the Indemnifying Party the Indemnified Party shall grant the Indemnifying Party and its representatives all reasonable access to the books, records and properties of such Indemnified Party to the extent reasonably related to the matters to which the Claim Notice relates. All such access shall be granted during normal business hours and shall be granted under conditions, which will not unreasonably interfere with the business and operations of such Indemnified Party. The Indemnifying Party will not, and shall cause its representatives not to, use (except in connection with such Claim Notice) or disclose to any third Person other than the Indemnifying Party's representatives (except as may be required by applicable law) any information obtained pursuant to this Section 13.05, which is designated as confidential by the Indemnified Party.

Section 13.06 Survival. The representations and warranties of the Parties contained in this Agreement and in the officer's certificates delivered by the Parties pursuant to Sections 9.02 and 10.01 shall survive the Closing and remain enforceable for 36 months from the Closing Date. No claim for indemnity under this Article XIII for any breach of a representation or warranty may be brought unless the appropriate Claim Notice shall have been delivered to the Indemnifying Party prior to expiration of the survival period. Except as otherwise provided in this Agreement, the covenants contained in this Agreement shall terminate at the Closing; provided, however, there shall be no termination of the covenant in Section 13.04(c) with respect to any bona fide claim that is made in a Claim Notice given prior to the expiration of the survival period with respect to the representation, warranty, covenant or agreement giving rise to such bona fide claim and there shall be no termination of the covenants in
Section 4.04 with respect to any Title Defect that is described in a Title Defect Notice given prior to the expiration of the Survival Period. The following covenants contained in this Agreement shall survive the Closing for the following periods after the Closing Date: (i) for all covenants in Article IV, 36 months, (ii) for the covenants in Sections 8.02, 11.10, 11.12, 13.02, 13.03, 13.04(a), 13.04(b) and Article XV, no time limit, (iii) for the covenants in Sections 2.04, 11.05, 11.06, 16.01, 16.02, 16.04 and 16.07, the time period in which such covenants are to be performed, and (iv) for the covenants in
Section 8.01, one year. All provisions regarding any limitation of (x) any Party's liability or (y) any Party's remedies for any breach of or otherwise under this Agreement or in connection with the transactions contemplated hereby, shall survive the Closing without time limit.

Section 13.07 Limitations on Liabilities. Notwithstanding anything to the contrary in this Agreement, the liability of the IPP Parties, the Partnership or the Pure Parties (as applicable) under this Agreement and any documents delivered in connection herewith or contemplated hereby shall be limited as follows:

     (a) IN NO EVENT SHALL THE IPP PARTIES BE LIABLE IN ANY WAY WHATSOEVER TO THE PURE PARTIES OR THE PARTNERSHIP WITH RESPECT TO A BREACH OF THE WARRANTY OF TITLE GIVEN IN SECTION 5.09 WITH RESPECT TO ANY PROPERTY IN EXCESS OF THE ALLOCATED VALUE OF SUCH PROPERTY, AND THE PARTIES AGREE THAT THE REMEDIES STATED IN SECTION 4.04 ARE THE EXCLUSIVE REMEDIES FOR SUCH BREACH.

     (b) THE AGGREGATE AMOUNT OF ALL LOSSES (INCLUDING, WITHOUT LIMITATION, TITLE DEFECTS) FOR WHICH THE IPP PARTIES ARE LIABLE TO THE PURE PARTIES OR THE PARTNERSHIP UNDER THIS AGREEMENT WHEN AGGREGATED WITH ANY "LOSSES," INCLUDING, WITHOUT LIMITATION, "TITLE DEFECTS" BUT EXCLUDING THE "UNCAPPED OBLIGATIONS" (IN THIS CASE, AS THE TERMS "LOSSES," "TITLE DEFECTS" AND "UNCAPPED OBLIGATIONS" ARE DEFINED UNDER THE PURCHASE AGREEMENT) FOR WHICH THE IPP PARTIES OR THEIR AFFILIATES ARE RESPONSIBLE UNDER THE TERMS OF THE PURCHASE AGREEMENT SHALL NOT EXCEED $5,000,000.00. EXCEPT AS PROVIDED IN THE FOLLOWING

SENTENCE, ANY PAYMENTS TO BE MADE BY THE IPP PARTIES TO THE PURE PARTIES OR THE PARTNERSHIP FOR LOSSES FOR WHICH THE IPP PARTIES ARE LIABLE TO THE PURE PARTIES OR THE PARTNERSHIP UNDER THIS AGREEMENT SHALL BE MADE BY ADJUSTING THE CAPITAL ACCOUNTS OF THE IPP PARTIES IN ACCORDANCE WITH THE TERMS OF THE PARTNERSHIP AGREEMENT. ANY PAYMENTS BY THE IPP PARTIES IN RESPECT OF THEIR OBLIGATIONS IN SECTIONS 13.01 AND 13.04(A) AND (B) SHALL BE MADE BY CASH PAYMENT DIRECTLY BY THE IPP PARTIES TO THE APPLICABLE INDEMNIFIED PARTY. THE LIMITATION CONTAINED IN THIS SECTION 13.07(B) SHALL NOT APPLY TO THE IPP PARTIES' OBLIGATIONS IN SECTIONS 11.05, 13.01 AND 13.04(A) AND (B) HEREOF (COLLECTIVELY, THE "UNCAPPED OBLIGATIONS").

     (c)  THE AGGREGATE AMOUNT OF ALL LOSSES FOR WHICH THE PURE PARTIES
AND/OR THE PARTNERSHIP ARE LIABLE TO THE IPP PARTIES UNDER THIS AGREEMENT AND THE PURCHASE AGREEMENT BY VIRTUE OF ANY BREACH OF THE PURE PARTIES' AND/OR THE PARTNERSHIP'S OBLIGATION TO CLOSE SHALL NOT EXCEED $30,000,000.00, WHICH SUM INCLUDES THE DEPOSIT UNDER THE PURCHASE AGREEMENT, PLUS ANY INTEREST ACCRUED THEREON.

     (d)  FOR THE FIRST 33 MONTHS FROM THE CLOSING DATE, NO TITLE DEFECT
NOTICE OR CLAIM NOTICE SHALL BE GIVEN BY THE PURE PARTIES OR THE PARTNERSHIP TO THE IPP PARTIES UNTIL THE AGGREGATE OF SUCH CLAIMS (OR LOSSES ALLEGED IN SUCH CLAIMS) AT SUCH TIME EXCEED $50,000.00.

     Section 13.08 Exclusive Remedy. EXCEPT AS SET FORTH IN THE PARTNERSHIP AGREEMENT, THE TRANSITION SERVICES AGREEMENT AND THE SENIOR NOTE AGREEMENT, EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ITS SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO ANY AND ALL LOSSES PURSUANT TO OR IN CONNECTION WITH THIS AGREEMENT OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE LIMITED (I) TO THE INDEMNIFICATION PROVISIONS SET FORTH IN THIS AGREEMENT, (II) IN THE EVENT THAT CLOSING DOES NOT OCCUR ON ACCOUNT OF THE IPP PARTIES' BREACH OF THIS AGREEMENT, TO THE RIGHT OF THE PURE PARTIES AND THE PARTNERSHIP TO SEEK SPECIFIC PERFORMANCE OF THE TRANSFER OF THE ASSETS AS PROVIDED UNDER THIS AGREEMENT AND
(III) IN THE EVENT THAT CLOSING DOES NOT OCCUR ON ACCOUNT OF A BREACH BY A PURE PARTY, PURE OR THE PARTNERSHIP, THE RIGHT OF THE IPP PARTIES TO SEEK DAMAGES FOR SUCH BREACH.

     Section 13.09 No Punitives. Notwithstanding anything to the contrary in this Agreement, in no event shall either Party be entitled to receive any consequential, incidental, special, treble, exemplary or punitive damages unless such damages are a part of a third party claim for which a Party is seeking indemnification hereunder, REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY THE SOLE, JOINT OR CONCURRENT NEGLIGENCE (IN ANY DEGREE) OR STRICT LIABILITY OF THE OTHER PARTY.

                                  ARTICLE XIV
                 LIMITATIONS ON REPRESENTATIONS AND WARRANTIES

     Section 14.01 Disclaimers of Representations and Warranties. The express representations and warranties of the IPP Parties contained in this Agreement are exclusive and are in lieu of all other representations and warranties, express, implied or statutory. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF THE IPP PARTIES MADE IN THIS AGREEMENT, EACH OF THE PURE PARTIES AND THE PARTNERSHIP ACKNOWLEDGES THAT THE IPP PARTIES HAVE NOT MADE, AND EACH OF THE IPP PARTIES HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND EACH OF THE PURE PARTIES AND THE PARTNERSHIP HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO
(a) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE ASSETS, (b) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO ANY PURE PARTY OR THE PARTNERSHIP BY OR ON BEHALF OF AN IPP PARTY, EXCEPT AS SPECIFICALLY REPRESENTED BY THE IPP PARTIES IN
ARTICLE V, AND (c) THE ENVIRONMENTAL CONDITION OF THE ASSETS. Except for the express representations and warranties of the IPP Parties made in this Agreement, THE IPP PARTIES EXPRESSLY DISCLAIM AND NEGATE, AND EACH OF THE PURE PARTIES AND THE PARTNERSHIP HEREBY WAIVES, AS TO PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES CONSTITUTING A PART OF THE ASSETS (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (iv) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE OR OTHER CONSIDERATION, (v) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM DEFECTS, WHETHER KNOWN OR UNKNOWN, (vi) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW, AND (vii) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, OR PROTECTION OF THE ENVIRONMENT OR HEALTH, IT BEING THE EXPRESS INTENTION OF THE PARTNERSHIP AND THE PURE PARTIES AND THE IPP PARTIES THAT THE PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES INCLUDED IN THE ASSETS SHALL BE CONVEYED TO THE PARTNERSHIP, AND THE PARTNERSHIP

                                                                     Exhibit 2.2

SHALL ACCEPT SAME, AS IS, WHERE IS, WITH ALL FAULTS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND THE PARTNERSHIP AND EACH OF THE PURE PARTIES REPRESENTS TO THE IPP PARTIES THAT THE PARTNERSHIP AND THE PURE PARTIES HAVE MADE OR CAUSED TO BE MADE SUCH INSPECTIONS WITH RESPECT TO SUCH PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES AS EACH OF THE PURE PARTIES DEEMS APPROPRIATE. THE IPP PARTIES, THE PARTNERSHIP AND THE PURE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

Section 14.02  Casualty Loss.

     (a) The Partnership shall assume all risk of loss with respect to, and any change in the condition of, the Assets from the Effective Time until Closing, including with respect to the depletion of Hydrocarbons, the watering-out of any well, the collapse of casing, sand infiltration of wells, and the depreciation of personal property.

     (b) If after the Effective Time and prior to the Closing any part of the Assets shall be damaged or destroyed by fire or other casualty or if any part of the Assets shall be taken in condemnation or under the right of eminent domain or if proceedings for such purposes shall be pending or threatened, this Agreement shall remain in full force and effect notwithstanding any such destruction, taking or proceeding, or the threat thereof and the Parties shall proceed with the transactions contemplated by this Agreement notwithstanding such destruction or taking (without reduction of the Contribution Value).

     (c) Notwithstanding Section 14.02(a), in the event of any loss described in Section 14.02(b), at the Closing the IPP Parties shall pay to the Partnership all sums paid to the IPP Parties by third parties by reason of the destruction or taking of such Assets (up to the Allocated Value thereof) and shall assign, transfer and set over unto the Partnership all of the rights, title and interest of the IPP Parties in and to any claims, causes of action, unpaid proceeds or other payments from third parties arising out of such destruction or taking (up to the Allocated Value thereof). From the date of this Agreement until the Closing, the IPP Parties shall use commercially reasonable efforts to maintain in force insurance coverage with respect to the Assets in amounts and scope of coverage substantially similar to the amounts and scope of coverage currently in force with respect to the Assets.

                                  ARTICLE XV
                              DISPUTE RESOLUTION

Section 15.01 General. Any and all claims, counterclaims, demands, causes of action, disputes, controversies or other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach of any such provision, or in any way relating to the subject matter of this Agreement or the relationship among the Parties created by this

                                                                     Exhibit 2.2

Agreement, involving the Parties, their Affiliates and/or their respective representatives (all of which are referred to herein as "Disputes"), even though some or all of such Disputes allegedly are extra-contractual in nature, whether such Disputes sound in contract, tort, or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved solely in accordance with this Article XV.

Section 15.02 Senior Management. If a Dispute occurs that the senior representatives of the Parties responsible for the transactions contemplated by this Agreement have been unable to settle or agree upon within a period of 15 days after such Dispute arose, IPP shall nominate and commit one of its senior officers, and Pure GP shall nominate and commit one of its senior officers, to meet at a mutually agreed time and place not later than 30 days after the Dispute has arisen to attempt to resolve same. If such senior management have been unable to resolve such Dispute within a period of 15 days after such meeting, or if such meeting has not occurred within 45 days following such Dispute arising, then any Party shall have the right, by written notice to the other, to resolve the Dispute (i) through the relevant Independent Expert pursuant to Section 15.03, or (ii) by arbitration in accordance with the provisions of Section 15.04.

Section 15.03  Independent Expert.

     (a) Each of Pure GP and IPP shall have the right to submit Disputes regarding title issues or calculation of the Statement or revisions thereto, to an independent expert appointed in accordance with this Section 15.03 (each, an "Independent Expert"), who shall serve as sole arbitrator. With respect to Disputes regarding title issues, including without limitation Disputes regarding Title Defects or Title Defect Amounts, Pure GP and IPP hereby appoint Owen Anderson as the Independent Expert; provided that, if Owen Anderson is not available then the Parties hereby appoint Ernest Smith as the Independent Expert; provided further that, if Ernest Smith is not available then the Parties appoint John Lowe as the Independent Expert. With respect to Disputes regarding calculation of the Statement or revisions thereto, Pure GP and IPP will appoint a mutually agreeable nationally renowned accounting firm as the Independent Expert. If the foregoing listed Independent Expert fails or refuses to serve in such capacity then the Independent Expert shall be appointed by mutual agreement of Pure GP and IPP from among candidates with experience and expertise in the area that is the subject of such Dispute, and failing such agreement, such Independent Expert for such Dispute shall be selected in accordance with the Rules.

     (b) Disputes to be resolved by an Independent Expert shall be resolved in accordance with mutually agreed procedures and rules and failing such agreement, in accordance with the rules and procedures for arbitration provided in Section
15.04. The Independent Expert shall be instructed by Pure GP and IPP to resolve such Dispute as soon as reasonably practicable in light of the circumstances. The decision and award of the Independent Expert shall be binding upon the Parties as an award under the Federal Arbitration Act and final and nonappealable to the maximum extent permitted by law, and judgment thereon may be entered in a court of competent jurisdiction and enforced by either of Pure GP or IPP as a final judgment of such court.

                                                                     Exhibit 2.2

Section 15.04 Binding Arbitration. Any Dispute that is not resolved pursuant to the foregoing Sections of this Article XV, shall be settled exclusively and finally by arbitration in accordance with this Section 15.04.

     (a) Rules and Procedures. Such arbitration shall be governed by and conducted pursuant to the Federal Arbitration Act (including case law), except as expressly provided otherwise in this Agreement. The making, validity, construction, and interpretation of this Section 15.04, and all procedural aspects of the arbitration conducted pursuant hereto, shall be decided by the arbitrators. Except as modified by this Agreement, the arbitration shall be conducted in accordance with the rules of arbitration of the Federal Arbitration Act and, to the extent an issue is not addressed by the federal law of arbitration, by the Commercial Arbitration Rules of the American Arbitration Association (collectively, the "Rules")

     (b) Discovery. The arbitrators shall permit discovery and rule on matters of confidentiality as they determine is appropriate in the circumstances.

     (c) Venue. All arbitration proceedings hereunder shall be conducted in Houston, Texas or such other location as the Parties shall mutually agree.

     (d) Arbitrators. All arbitration proceedings hereunder shall be before a panel of three arbitrators consisting of persons having at least 10 years of experience in or relating to the oil and gas industry (which can include lawyers). Within 30 days of the notice of initiation of the arbitration procedure, IPP shall select one arbitrator and Pure GP shall select one arbitrator. If IPP or Pure GP shall fail to select its arbitrator within the required time, the other party shall select two arbitrators. The two arbitrators so selected shall select a third arbitrator, failing agreement on which within 60 days of the original notice, IPP and Pure GP (or either of them) shall apply to any United States District Judge for the Southern District of Texas, Houston Division, who shall appoint the third arbitrator.

     (e) Substantive Law. In deciding the substance of the Dispute, the arbitrators shall refer to the substantive laws of the State of Texas for guidance (excluding Texas choice-of-law principles that might call for the application of the laws of another jurisdiction).

     (f) Timing. The arbitrators shall conduct a hearing as soon as reasonably practicable but in no event later than 30 days after appointment of the third arbitrator, and render a final decision completely disposing of the Dispute that is the subject of such proceedings as soon as reasonably practicable but in no event later than 15 days after the final hearing.

     (g) Waiver of Certain Damages. Notwithstanding any other provision in this Agreement to the contrary, the Parties expressly agree that the arbitrators shall have absolutely no authority to award consequential, incidental, special, treble, exemplary or punitive damages of any type under any circumstances regardless of whether such damages may be available under Texas law, or any other laws, or under the Federal Arbitration Act or the Rules, unless such damages are a part of a third party claim for which a Party is entitled to indemnification hereunder.

                                                                     Exhibit 2.2

     (h) Transcripts and Decisions. The Parties agree that there shall be no transcript of any hearing before the arbitrators. Pure GP and IPP shall request that final decision of the arbitrators be in writing, be as brief as possible, set forth the reasons for such final decision, and if the arbitrators award monetary damages to any Party, contain a certification by the arbitrators that, except as permitted by Section 15.04(g), they have not included any consequential, incidental, special, treble, exemplary or punitive damages. To the fullest extent permitted by law, the arbitration proceeding and the arbitrators' decision and award shall be maintained in confidence by the Parties and Pure GP and IPP shall instruct the arbitrators to likewise maintain such matters in confidence.

     (i) Fees and Awards. The fees and expenses of the arbitrators shall be borne equally by Pure GP and IPP, but the decision of the arbitrators may include such award of the arbitrators' fees and expenses and of other costs and attorneys' fees as the arbitrators determine to be appropriate.

     (j) Binding Nature. The decision and award of the arbitrators shall be binding upon the Parties and final and nonappealable to the maximum extent permitted by law, and judgment thereon may be entered in a court of competent jurisdiction and enforced by Pure GP or IPP as a final judgment of such court.

                                  ARTICLE XVI
                                 MISCELLANEOUS

Section 16.01 Names. As soon as reasonably possible after Closing, but in no event later than 60 days after Closing, the Partnership shall remove the name of IPP and its Affiliates, and all variations thereof, from all of the Assets and make the requisite filings with, and provide the requisite notices to, the appropriate federal, state or local agencies to place the title or other indicia of ownership, including operation of the Assets, in a name other than any name of IPP or any of its Affiliates, or any variations thereof.

Section 16.02 Taxes and Expenses. The Partnership shall be liable for all sales, use, documentary, recording, stamp, transfer or similar taxes, assessments or fees arising from the transactions contemplated by this Agreement. Each Party shall be solely responsible for all expenses and taxes, including but not limited to federal, state and local income taxes and due diligence expenses, incurred by it in connection with this transaction, and no Party shall be entitled to any reimbursement for such expenses from the other Party.

Section 16.03 Independent Investigation. Each of the Pure Parties and the Partnership represents and acknowledges that it is knowledgeable of the oil and gas business and of the usual and customary practices of producers such as the IPP Parties and that it has had or will be given access to the Assets, the officers and employees of the IPP Parties, and the books, records and files of the IPP Parties relating to the Assets, and in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, the Pure Parties and the Partnership have relied solely on their own independent due diligence investigation of the Assets and upon the representations and warranties made in Article V, and not on any other representations or warranties of the IPP Parties.

                                                                     Exhibit 2.2

Section 16.04 Document Retention. As used in this Section 16.04, the term "Documents" shall mean all files, documents, books, records and other data delivered to the Partnership by the IPP Parties pursuant to the provisions of this Agreement (other than those that the IPP Parties have retained either the original or a copy of), including, but not limited to: financial and tax accounting records; land, title and division of interest files; contracts; engineering and well files; and books and records related to the operation of the Assets prior to the Closing Date. The Partnership shall retain and preserve the Documents for a period of no less than seven years following the Closing Date (or for such longer period as may be required by law or governmental regulation), and shall allow the IPP Parties or their representatives to inspect the Documents at reasonable times and upon reasonable notice during regular business hours during such time period. The IPP Parties shall have the right during such period to make copies of the Documents at their expense.

Section 16.05 Entire Agreement. This Agreement, the Confidentiality Agreement, the Confidentiality Agreement between Pure and IPP dated December 15, 2000 relating to IPP's offshore Assets (the "Offshore Confidentiality Agreement"), the documents to be executed hereunder, and the exhibits attached hereto constitute the entire agreement between the Parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof; provided, however, that this Agreement does not supersede the Confidentiality Agreement (except as provided in Section 11.11) or the Offshore Confidentiality Agreement. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Parties hereto and specifically referencing this Agreement.

Section 16.06 Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 16.07 Publicity. During the period commencing on the date of this Agreement and ending ninety days after Closing, the Parties shall consult with each other with regard to all publicity and other releases concerning this Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any Governmental Authority or by obligations pursuant to any listing or other agreement with any national securities exchange, during such ninety day period, no Party shall issue any such publicity or other release without the prior written consent of the other Parties hereto, which consents shall not be unreasonably withheld. Any press release required by law or by any such listing or other agreement shall only be made after reasonable notice to the other Party. Pure Parent may attach this Agreement to any necessary SEC filing.

Section 16.08 Construction. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. The Parties acknowledge that they have participated jointly in the negotiation and drafting of this Agreement and as such the Parties agree that if an ambiguity or question of intent

                                                                     Exhibit 2.2

or interpretation arises hereunder, this Agreement shall not be construed more strictly against one Party than another on the grounds of authorship.

Section 16.09 No Third Party Beneficiaries. Except as provided in Section 12.02, nothing in this Agreement shall provide any benefit to any third party, other than the Partnership, or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall otherwise not be construed as a third party beneficiary contract.

Section 16.10 Assignment. No Party may assign or delegate any of its rights or duties under this Agreement, without the prior written consent of the other Parties and any such assignment made without such consent shall be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors, assigns and legal representatives.

Section 16.11 Governing Law. This Agreement, other documents delivered pursuant hereto and the legal relations between the Parties shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws that would result in the application of the laws of another jurisdiction.

Section 16.12 Obligations of Pure. Notwithstanding anything to the contrary in this Agreement, Pure shall have no liability under this Agreement except that Pure shall be liable to the IPP Parties for the aggregate amount of all Losses suffered by the IPP Parties under this Agreement in the event that Closing does not occur on account of a breach by Pure, a Pure Party or the Partnership of this Agreement or the Purchase Agreement, subject to the limitations of such liability provided in Section 13.07(c).

Section 16.13 Joint and Several Obligations of the Partnership and the Pure Parties. The obligations of the Partnership and any of the Pure Parties under this Agreement shall be joint and several.

Section 16.14 Notices. Any notice, communication, request, instruction or other document required or permitted hereunder shall be given in writing and delivered in person or sent by U.S. Mail postage prepaid, return receipt requested or facsimile to the addresses of the IPP Parties, Pure, the Pure Parties and the Partnership set forth below. Any such notice shall be effective only upon receipt.

     The IPP Parties:           c/o International Paper Company
                                (Forest Resources Group)
                                P.O. Box 1391
                                Savannah, Georgia 31402
                                Attention: Mineral Resources Administrator
                                Fax No.: (912) 238-7284

                                                                     Exhibit 2.2

            With copy to:       International Paper Company
                                6600 LBJ Freeway, Suite 200
                                Dallas, Texas 75240
                                Attention: Legal Department
                                Fax No.: (972) 934-4529

     Pure, The Pure Parties
     and The Partnership:       Pure Resources, L.P.
                                500 West Illinois
                                Midland, Texas 79701
                                Attention: Vice President of Land
                                Fax No.: (915) 498-2607

Any Party may, by written notice so delivered, change its address for notice purposes hereunder.

Section 16.15 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and the Parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 16.16 Time of the Essence. Time shall be of the essence with respect to all time periods and notice periods set forth in this Agreement.

Section 16.17 Authority of IPP. Each IPP Party hereby authorizes IPP to make and receive payments hereunder on behalf of such IPP Party, to give and receive notices on behalf of such IPP Party hereunder, to agree upon any adjustments to the Contribution Value hereunder on behalf of such IPP Party, to agree on any extensions to the Closing Date on behalf of such IPP Party, to agree to and make minor amendments and modifications to this Agreement and its exhibits as IPP shall deem to be in the best interests of the IPP Parties, and to take any and all action as may be necessary or appropriate to enforce the terms of this Agreement and to defend the rights of each IPP Party hereunder. The Pure Parties may rely upon any instrument executed or other action taken by IPP on behalf of any IPP Party pursuant to this Section 16.17 to the same extent as if such instrument had been executed or action had been taken by such IPP Party.

SECTION 16.18 Counterpart Execution. This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be effective as to each Party that executes the same whether or not all of such Parties execute the same counterpart. If counterparts of this Agreement are executed, the signature pages from various counterparts may be combined into one composite instrument for all purposes. All counterparts together shall constitute only one Agreement, but each counterpart shall be considered an original.

                                                                     Exhibit 2.2

     IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first set forth above.

                              IPP PARTIES:
                              -----------

                              IP PETROLEUM COMPANY, INC.,
                              INTERNATIONAL PAPER REALTY
                                 CORPORATION,
                              TRANSTATES PROPERTIES INCORPORATED,
                              SOUTHLAND ENERGY COMPANY


                              By:    /s/ JAMES R. MONTAGUE
                                     -------------------------------------
                              Name:  James R. Montague
                              Title: Agent and Attorney-in-Fact

                              PURE:
                              ----

                              PURE RESOURCES, L.P., by its General Partner
                              PURE RESOURCES I, INC.


                              By:    /s/ JACK HIGHTOWER
                                     -------------------------------------
                              Name:  Jack Hightower
                              Title: President

                              PURE GP:
                              -------

                              Pure Resources I, Inc.

                              By:    /s/ JACK HIGHTOWER
                                     -------------------------------------
                              Name:  Jack Hightower
                              Title: President

                              PURE LP1:
                              --------

                              PK I, L.P., by its General Partner PURE
                              RESOURCES I, INC.


                              By:    /s/ JACK HIGHTOWER
                                     -------------------------------------
                              Name:  Jack Hightower
                              Title: President

                                                                     Exhibit 2.2

                              PURE LP2:
                              --------

                              PK II, L.P., by its General Partner
                              PURE RESOURCES I, INC.


                              By:    /s/ JACK HIGHTOWER
                                     --------------------------------------
                              Name:  Jack Hightower
                              Title: President

                              PURE LP3:
                              --------

                              PK III, L.P., by its General Partner,
                              PURE RESOURCES I, INC.


                              By:    /s/ JACK HIGHTOWER
                                     --------------------------------------
                              Name:  Jack Hightower
                              Title: President

                              PURE LP4:
                              --------

                              PK IV, L.P., by its General Partner,
                              PURE RESOURCES I, INC.


                              By:    /s/ JACK HIGHTOWER
                                     --------------------------------------
                              Name:  Jack Hightower
                              Title: President

                              THE PARTNERSHIP:
                              ---------------

                              PURE PARTNERS, L.P., by its General Partner,
                              PURE RESOURCES I, INC.


                              By:     /s/ JACK HIGHTOWER
                                      -------------------------------------
                              Name:   Jack Hightower
                              Title:  President